UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FCB Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on the table below per Exchange Act rules 14a-6(i)(1) and 0-11.
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April 9, 2015

Dear Stockholder,

We are pleased to invite you to join our 2015 Annual Meeting of Stockholders. We will hold this important meeting at the New York offices of Kramer Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036 on May 27, 2015 beginning at 9:30 am (local time).

Information relevant to the business to be conducted at the Annual Meeting, as well as other information that may be of interest to you, is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We will be using the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, it is likely that you will not receive paper copies of our proxy materials. We have instead mailed to our stockholders a notice with instructions for accessing our proxy materials and voting by means of the Internet. The notice also contains instructions regarding the means by which our stockholders may obtain paper copies of our proxy materials if they so choose.

We hope that you will plan to attend the Annual Meeting. Your vote is important and to ensure that your shares will be represented and voted at the meeting, we urge you to vote as soon as possible, even if you plan to attend. We have made arrangements allowing you to vote using the Internet, the telephone, or, if you receive a paper proxy card, postal mail service. If you attend the Annual Meeting, you will have the option of voting your shares in person even if you previously voted your proxy.

On behalf of the Board of Directors, thank you for your continued support and we look forward to seeing you at this year’s Annual Meeting.

Sincerely,

/s/ Kent S. Ellert

Kent S. Ellert

Chief Executive Officer

FCB FINANCIAL HOLDINGS, INC.

2500 Weston Road, Suite 300

Weston, Florida 33331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FCB Financial Holdings, Inc., a Delaware corporation, will be held at the offices of Kramer Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036 on May 27, 2015 beginning at 9:30 am (local time) for the following purposes:

1.	To elect Kent S. Ellert, Howard R. Curd, Gerald Luterman, and Paul Anthony Novelly as Class I Directors for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders;

2.	To ratify the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015;

3.	To approve the FCB Financial Holdings, Inc. Executive Incentive Plan; and,

4.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

You are urged to carefully consider the important information relating to these matters which is contained in the proxy statement accompanying this notice.

Our Board of Directors has fixed April 2, 2015 as the record date for the annual meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. A complete list of those stockholders entitled to vote at the annual meeting will be made available for inspection by any stockholder for any purpose germane to the annual meeting for a period of at least ten days prior to the annual meeting at our principal executive offices and at the annual meeting.

A proxy for use at the annual meeting in the form attached to this notice is being solicited by and on behalf of the Board of Directors of the Company from the holders of our Class A Common Stock. Stockholders with shares registered in their name or with appropriate documents may withdraw their proxies at the meeting in the event they attend the meeting and desire to vote in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

The approximate date on which the proxy statement, the accompanying proxy and our 2014 Annual Report, including financial statements, will first be made available to stockholders is April 9, 2015.

By order of the Board of Directors,

/s/ Stuart I. Oran
Stuart I. Oran Corporate Secretary

Weston, Florida

April 9, 2015

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted under the rules and regulations of the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. Instead, a Notice of Internet Availability of Proxy Materials will be sent with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting by means of the Internet. The notice will also provide information regarding the procedure by which stockholders may obtain paper copies of our proxy materials if they so choose. Our 2015 notice of annual meeting, proxy statement and 2014 Annual Report to Stockholders are available at www.floridacommunitybank.com under the Investor Relations tab and www.envisionreports.com/FCB.

FREQUENTLY ASKED QUESTIONS ABOUT OUR PROXY MATERIALS AND THE ANNUAL MEETING	1

Q: Why am I receiving these materials?	1

Q: What is contained in these materials?	1

Q: Why did I receive a notice in the mail or by e-mail about the Internet availability of proxy materials instead of a full set of the materials?	1

Q: Why did I receive more than one notice?	1

Q: How do I get electronic access to the proxy materials?	1

Q: What am I voting on?	2

Q: Who can vote?	2

Q: What if my shares are registered in more than one person’s name?	2

Q: How do I vote?	2

Q: What happens if I don’t give specific voting instructions on my proxy card?	2

Q: Can I change my mind after I vote?	3

Q: Can I vote at the annual meeting?	3

Q: How many shares must be present to conduct business at the annual meeting?	3

Q: How many votes are needed to elect directors?	3

Q: How many votes are needed to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm?	3

Q: How many votes are needed to approve the Company’s Executive Incentive Plan?	3

Q: Who will count the vote?	3

Q: Who will pay the cost of soliciting votes for the annual meeting?	3

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I get an additional copy of the materials?	4

Q: Is my vote confidential?	4

Q: How can I get a copy of FCB Financial Holdings, Inc’s Annual Report on Form 10-K?	4

Q: Where can I find the voting results of the annual meeting?	4

MATTERS SUBMITTED TO STOCKHOLDERS	5

PROPOSAL 1—ELECTION OF DIRECTORS	5

Class II Directors (term expiring in 2016)	6

Class III Directors (term expiring in 2017)	8

2500 Weston Road, Suite 300

Weston, Florida 33331

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT

OUR PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	You are receiving these materials because you were a stockholder of FCB Financial Holdings, Inc. at the close of business on April 2, 2015, the date for determining those persons entitled to notice of, and to vote at, our 2015 Annual Meeting of Stockholders which is being held at the New York offices of Kramer Levin Naftalis & Frankel LLP on May 27, 2015 beginning at 9:30 am (local time), and any adjournment or postponement of that meeting. Our Board of Directors is furnishing these materials in connection with its solicitation of proxies for use at the annual meeting. In these materials, the Board of Directors is referred to as the “Board” and FCB Financial Holdings, Inc. is referred to as “we,” “us” or the “Company”.

Q:	What is contained in these materials?
A:	Our proxy materials consist of this proxy statement and our 2014 Annual Report to Stockholders, which contains our audited financial statements. If you are receiving a printed version of these materials by mail, a proxy card, and related return envelope, will be included in the materials.

Q:	Why did I receive a notice in the mail or by e-mail about the Internet availability of proxy materials instead of a full set of the materials?
A:	Under rules adopted by the U.S. Securities and Exchange Commission, or SEC, we have the ability to furnish our proxy materials over the Internet if we send each stockholder of record and each beneficial owner a written notice that the materials are available by Internet. All stockholders will have the ability to access our proxy materials on the website specified in the notice, free of charge, or to request that a printed set of the materials be sent to them. Instructions on how to access the proxy materials over the Internet or to request printed copies of the proxy materials may be found in the notice. Stockholders may also request to receive proxy materials electronically by e-mail on an on-going basis.

Q:	Why did I receive more than one notice?
A:	If you received more than one notice, then you have multiple accounts with brokers or our Transfer Agent. Please vote all of these shares. We also recommend that you contact your broker or our Transfer Agent, as applicable, to consolidate as many accounts as possible under the same name and address. Our Transfer Agent is Computershare Investor Services, which can be contacted by telephone at (800) 568-3476.

Q:	How do I get electronic access to the proxy materials?
A:	Our proxy statement and Annual Report to Stockholders are available on our website at www.floridacommunitybank.com under the Investor Relations tab and www.envisionreports.com/FCB. The Notice of Internet Availability of Proxy Materials provides detailed instructions regarding how to view the proxy materials on the Internet, to execute a proxy and to instruct us to send future proxy materials to you electronically by e-mail. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	What am I voting on?
A:	You are being asked to vote on the following:
•	The election of Kent S. Ellert, Howard R. Curd, Gerald Luterman, and Paul Anthony Novelly as Class I Directors for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders;
•	The ratification of the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015;
•	The approval of the FCB Financial Holdings, Inc. Executive Incentive Plan; and,
•	On such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

As of the date of this proxy statement, the Board knows of no other matters that will be brought before our annual meeting.

Q:	Who can vote?
A:	All persons that own shares of our Class A Common Stock directly in their name as the stockholder of record or indirectly through a broker, bank or other nominee as of the close of business on April 2, 2015 are entitled to cast one vote for each share owned. On that date, we had 35,278,362 shares of Class A Common Stock outstanding and entitled to vote.

Q:	What if my shares are registered in more than one person’s name?
A:	If you own shares that are registered in the name of more than one person, each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy must be given and a certificate must be furnished showing evidence of appointment.

Q:	How do I vote?
A:	You have four alternative methods to cast your vote. You may vote:
•	Over the Internet;
•	By telephone;
•	By completing, signing and returning the proxy card, if you requested to receive printed copies of our proxy materials; or
•	By attending the annual meeting and voting in person.

The Notice of Internet Availability of Proxy Materials contains instructions regarding access to your proxy card, which contains Internet and telephone voting instructions. If you requested to receive printed copies of our proxy materials, instructions for voting over the Internet, by telephone and by mail are set forth on the proxy card. Please follow the applicable instructions carefully.

Q:	What happens if I don’t give specific voting instructions on my proxy card?

A:   If you are a stockholder of record and submit a signed proxy card or submit your proxy by telephone or over the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendation of the Board. If currently unanticipated matters are properly presented for a vote at the annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

If you hold your shares in street name with a broker, bank or other nominee and do not provide specific voting instructions, then under the rules of the New York Stock Exchange, the broker, bank or other nominee holding your shares can generally vote the shares on routine matters, but cannot vote the shares on non-routine matters. At the annual meeting, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is considered a routine matter, and the other proposals which are scheduled to be voted on, or which may be properly presented at the meeting for a vote, are considered non-routine matters. If the broker, bank or other nominee holding your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee holding your shares will inform the inspector of elections that it does not have authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Shares represented by broker non-votes will be counted in determining the existence of a quorum, but are not deemed entitled to vote and, therefore, will have no effect on the outcome of the voting other than to reduce the number of shares present in person or by proxy and entitled to vote from which the number of votes required for approval is calculated.

Q:	Can I change my mind after I vote?

A:   Yes, you can change your vote at any time before the polls close at the annual meeting. There are four methods by which you can effect a change in your vote:

•	Vote again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Savings Time, on May 26, 2015;
•	Give written notice to the Corporate Secretary at the address specified on the first page of this proxy statement;
•	Deliver a later-dated proxy; or
•	Vote in person at the annual meeting.

Q:	Can I vote at the annual meeting?

A:   Yes, if you attend the annual meeting in person. Even if you plan to be present at the annual meeting, we urge you to vote your shares by proxy. If you vote your shares by proxy, you can change your mind and vote your shares at the annual meeting if you attend in person.

Q:	How many shares must be present to conduct business at the annual meeting?

A:   In order to conduct business at the annual meeting, a majority of the outstanding shares of our Class A Common Stock entitled to vote at the meeting must be present in person or by proxy. This is typically referred to as a quorum.

Q:	How many votes are needed to elect directors?

A:   Directors are elected by a plurality of the votes cast in the election of directors, either in person or by proxy. Accordingly, the four nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes have no effect on the outcome of the election.

Q:   How many votes are needed to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm?

A:   Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the matter. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against the matter.

Q:	How many votes are needed to approve the Company’s Executive Incentive Plan?

A:   Approval of the Company’s Executive Incentive Plan requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the matter. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to approval of the Company’s Executive Incentive Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” approval of the Company’s Executive Incentive Plan, they will have the same effect as negative votes or votes against the matter.

Q:	Who will count the vote?

A:   A representative of Computershare Investor Services, Inc. will tabulate the votes and act as the inspector of election.

Q:	Who will pay the cost of soliciting votes for the annual meeting?

A:   We will pay the entire cost of preparing, assembling, printing, mailing and distributing our proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its Transfer Agent, brokerage firms and other persons representing beneficial owners of shares of our Class A Common Stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:   I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I get an additional copy of the materials?

A:   We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of those stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the proxy materials will be promptly delivered to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, or to receive a separate copy in the future, you may write or call us at the following address and telephone number:

FCB Financial Holdings, Inc.

Attn: Investor Relations

2500 Weston Road, Suite 300

Weston, Florida 33331

(305) 668-5420

Stockholders who hold shares in street name with a broker, bank or other nominee may contact their nominee to request information about householding. Stockholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.

Q:	Is my vote confidential?

A:   Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed by the inspector of election except where (i) disclosure is required by applicable law, (ii) disclosure of your vote is expressly requested by you or (iii) we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced following the annual meeting.

Q:	How can I get a copy of FCB Financial Holdings, Inc’s Annual Report on Form 10-K?

A:   Copies of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, are available to stockholders free of charge on our website at www.floridacommunitybank.com under the Investor Relations tab or by writing to FCB Financial Holdings, Inc., Investor Relations, 2500 Weston Road, Suite 300, Weston, Florida 33331. The Company’s 2014 Annual Report to Stockholders accompanies this proxy statement and contains a copy of our Annual Report on Form 10-K for the year ended December 31, 2014.

Q:	Where can I find the voting results of the annual meeting?

A:   We will announce preliminary results at the annual meeting and publish preliminary, or final if available, results in a Current Report on Form 8-K within four business days after the annual meeting.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

The business and affairs of the Company are managed by and under the direction of the Board, subject to any limitations and restrictions set forth in our Restated Certificate of Incorporation, our Amended and Restated By-laws and the General Corporation Law of Delaware. Historically, our directors also have served as directors of our wholly-owned subsidiary, Florida Community Bank, N.A., or the Bank. Our directors’ service on the Board of Directors of the Bank is subject to applicable regulatory consent or non-objection.

Our Board is currently comprised of twelve members. The number of members of the Board may be fixed from time to time by resolution of the Board, but shall not be less than seven nor more than fifteen. The Board is divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected such that the term of one class expires at each annual meeting. The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Our Restated Certificate of Incorporation provides that after the first re-election of Class III directors for a three-year term (which election of Class III directors is scheduled to occur at our 2017 annual meeting), each subsequent election of directors at any subsequent annual meeting shall elect the directors elected at such meeting for a one-year term expiring at the Company’s next annual meeting thereafter. Accordingly, at the 2018 annual meeting the Class I directors whose term expires at the 2018 annual meeting (or their successors) will stand for election for a term that expires at the 2019 annual meeting; at the 2019 annual meeting the Class I directors elected at the 2018 annual meeting (or their successors), as well as the Class II directors whose term expires at the 2019 annual meeting (or their successors), will stand for election for a term that expires at the 2020 annual meeting; and at the 2020 annual meeting all directors (or their successors) will stand for election for a term that expires at the 2021 annual meeting, so that at the 2020 annual meeting, and thereafter, all directors of the Company be will elected annually to serve one-year terms expiring at the next annual meeting following their election.

Acting on the recommendation of the Board’s Nomination and Governance Committee, the Board has nominated Kent S. Ellert, Howard R. Curd, Gerald Luterman, and Paul Anthony Novelly for election as Class I directors for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders. Set forth below is biographical information concerning each of these nominees. The biographical information includes a description of the nominee’s specific experience, qualifications, attributes and skills that the Nomination and Governance Committee and the Board considered in determining to recommend the nominee for election to the Board. The stated ages of the nominees are as of the date of the annual meeting.

Kent S. Ellert, 51. Kent S. Ellert has served as President and Chief Executive Officer of the Company since March 22, 2013, as President and Chief Operating Officer of the Company from November 3, 2009 to March 21, 2013, and as a director of the Company since October 1, 2010. Mr. Ellert has served as President and Chief Executive Officer of the Bank since January 26, 2013, as President and Chief Operating Officer of the Bank from January 22, 2010 to January 25, 2013, and as a director of the Bank since January 22, 2010. From October 2009 until our purchase of certain assets of Premier American Bank on January 22, 2010, Mr. Ellert assisted us with the identification of target depository institutions as a consultant to the Company. Prior to joining our organization, Mr. Ellert was a consultant to Southeast Acquisition Holding Corp., an entity established for the pursuit of bank platform acquisitions in Florida. From August 2007 to October 2008, Mr. Ellert was President and Chief Executive Officer of Fifth Third Bank—South Florida. Prior to joining Fifth Third Bank, Mr. Ellert worked for Wachovia (legacy First Union) for 18 years, where he oversaw the establishment of Wachovia’s first wholesale banking platform in southwest Florida and managed the combination of Wachovia and First Union Bank in Broward County, Florida. Mr. Ellert held various other positions with Wachovia from 1989 until 2007, including Executive Vice President, Group Head Retail Banking, Southeast US Regional President, Business/Commercial Banking Sales Director, Senior Portfolio Manager and Corporate Banking Officer. Prior to joining Wachovia, Mr. Ellert was a Relationship Manager at NCNB (a predecessor to Bank of America). He is currently a member of the board of directors of Florida Gulf Coast University, Lutgert College of Business and prior member of the board of the Economic Development Council, where he also is the Vice Chairman of the Membership and Investment Committee. Mr. Ellert held the position of Chair of the Museum of Science and Discovery and Deliver

the Dream where he supported various civic and social initiatives. Mr. Ellert is a graduate of the University of Texas at Austin, where he received his Bachelor of Business Administration degree in accounting, and the University of Houston, where he received his Master in Business Administration degree with a concentration in finance. Mr. Ellert brings to the Bank valuable experience in the management and operations of a regional bank, and his experience and contacts in the Florida region also serve as a valuable resource for the Board of Directors.

Howard R. Curd, 76. Howard Curd has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. A seasoned executive, Mr. Curd has been Chairman of the Board and Chief Executive Officer of Uniroyal Engineered Products, LLC since 2003. He recently retired as a director of A. Schulman, Inc., an international supplier of plastic compounds and resins and NASDAQ listed company, having served on its Audit Committee and as Chair of its Strategic Planning Committee. He has also served as a director of KeySpan Corporation and its predecessors, and of Emcore Corporation. Mr. Curd brings a long history of banking and general business experience to the Board of Directors.

Gerald Luterman, 71. Gerald Luterman has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. Mr. Luterman served as Executive Vice President and Chief Financial Officer of KeySpan Corporation, a large gas distribution and integrated energy company, from 1998 to 2007, when KeySpan was acquired by National Grid plc. Before joining KeySpan, Mr. Luterman was Senior Vice President and Chief Financial Officer of Arrow Electronics. In addition, Mr. Luterman was a principal with Booz-Allen & Hamilton. Mr. Luterman is currently a director of HRG Group Inc., a New York Stock Exchange-listed diversified holding company where he serves on the audit, compensation and governance and nomination committees. Mr. Luterman is also currently a trustee of the Lutheran Medical Center. Mr. Luterman served on the boards of directors of NRG Energy from 2008 to 2014, IKON Office Solutions, Inc. from 2003 to 2008 and U.S. Shipping Partners from 2006 to 2009. He is a member of the Financial Executive Institute and the American Gas Association, where he previously served as Chairman of the Finance Committee. Mr. Luterman brings many years of experience as a chief financial officer, which, among other things, provides the Board of Directors with valuable insight into financial direction, financial statements and general corporate finance matters for the Bank and the Company.

Paul Anthony Novelly, 71. Tony Novelly has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 23, 2010. He is Chairman and Chief Executive Officer of Apex Oil Company, Inc., a privately held company based in St. Louis, Missouri engaged in the trading, storage, marketing and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Mr. Novelly is President and a director of AIC Limited, a Bermuda-based oil trading company, Chairman and CEO of World Point Terminuls, LP, which owns and operates petroleum storage facilities in the United States, and Chief Executive Officer of St. Albans Global Management, Limited Partnership, LLP, which provides corporate management services. He currently serves on the board of directors at Boss Holdings, Inc., a distributor of work gloves, boots and rainwear and other consumer products, and serves as Chairman and CEO of FutureFuel Corp., a publicly held owner and operator of a biofuel and specialty chemical plant in Batesville, Arkansas. Mr. Novelly brings extensive expertise in business, commodities, and consumer products to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS

Set forth below is biographical information concerning each of those directors whose term of office will continue after the annual meeting. The stated ages of the nominees are as of the date of the annual meeting.

Class II Directors (term expiring in 2016)

Alan Bernikow, 74. Alan Bernikow has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP, or D&T, a global professional services firm. Prior to that, Mr. Bernikow held various senior executive positions at D&T and certain of its predecessor companies, which he joined in 1977. Mr. Bernikow currently serves as a director of Revlon, Inc., a worldwide cosmetics and beauty care products company listed on the New York Stock Exchange, as a director and chairman of the audit committee and compensation committee of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange, and as a director and member of the audit committee of Casual Male Retail Group, Inc., a specialty retailer of men’s apparel traded on the NASDAQ Stock Market. He also serves as a director or trustee, and chairman of the audit committees, of certain funds for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates, serves as investment advisor, sub-advisor or manager. As a result of Mr. Bernikow’s long career in various operating and directorship positions, he provides the Board of Directors with business, leadership and management experience and insights into many aspects of our operations.

Thomas E. Constance,79. Thomas E. Constance has served as a director of the Company since October 1, 2010, and as a director of the Bank since March 15, 2010. Mr. Constance is Co-Chairman, and since 1994 a partner, of Kramer Levin Naftalis & Frankel LLP, a law firm based in New York City which the Company has retained to provide certain legal services. From 1973 to 1994, Mr. Constance was with the law firm of Shea & Gould. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He has served as a director of SIGA Technologies, Inc. since 2001. Mr. Constance received a Bachelor of Science degree from New York University and a Bachelor of Law degree from St. John’s University School of Law. As a practicing attorney, Mr. Constance brings to the Board of Directors an extensive history of counseling both public and private companies with respect to governance matters and other legal-related issues that may arise.

William L. Mack,75. Bill Mack has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. He is the Chairman and founder of the Mack Real Estate Group, a director of the Hudson’s Bay Company, the Chairman of the board of directors and Chairman of the Executive Committee of the board of directors of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange, and the President and Senior Managing Partner of The Mack Company. Mr. Mack has served as a member of the Mack-Cali board of directors and as Chairman of the Executive Committee of that board since 1997, and as its Chairman since 2000. At The Mack Company, Mr. Mack pioneered the development of large, class A office properties and helped to increase The Mack Company’s real estate portfolio to approximately 20 million square feet. Mr. Mack previously served as the Chairman and Founder of AREA Property Partners (f/k/a Apollo Real Estate Advisors, L.P.) from 1993 to 2013. In addition, Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners LLC. He previously served as a board member of the Regional Advisory Board of JPMorgan Chase from 1995 to 2013; as a member of the boards of directors of Retail Opportunity Investments Corporation, from 2009 to 2010; City and Suburban Financial Corporation, from 1988 to 2007; Vail Resorts, Inc., from 1993 to 2004; and Wyndham International, Inc., from 1999 to 2005. Mr. Mack is a vice chairman of the North Shore-Long Island Jewish Health System, chairman of the board for the Solomon R. Guggenheim Foundation, and Trustee and Executive Committee member of Lenox Hill Hospital. He also is trustee emeritus of the Board of Trustees of the University of Pennsylvania and Chairman of the Board of Overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a Bachelor of Science degree in business administration and finance and real estate from New York University. Mr. Mack’s extensive business experience, particularly in the area of real estate, provides the Board of Directors with valuable insight with respect to matters related to real estate banking products offered by the Bank.

Frederic Salerno, 71. Fred Salerno has served as a director of the Company since October 1, 2010, and as a director of the Bank since July 28, 2010. Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon’s predecessor) from August 1997. Before the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Mr. Salerno is a director of CBS, Akamai Technologies, Inc., IntercontinentalExchange, Inc., and Viacom Inc. He earned a Master of Business Administration degree from Adelphi University and is a trustee of Manhattan College. Mr. Salerno brings many years of business experience to the Board of Directors, which, among other things, provides the Board of Directors with valuable insight into general corporate and business matters for the Bank and the Company.

Class III Directors (term expiring in 2017)

Vincent S. Tese, 72. Vincent S. Tese has served as Executive Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Tese has served as the Bank’s Executive Chairman and as a director of the Bank since January 22, 2010. Mr. Tese, a lawyer, investment advisor and cable television executive, served New York State by appointment of Governor Mario M. Cuomo from the outset of the Cuomo Administration through December 1994. Appointed State Superintendent of Banks in 1983, Mr. Tese in March 1985 was named Chairman and Chief Executive Officer of the Urban Development Corporation and, in 1987, Director of Economic Development for New York State, which added to his portfolio the titles of Commissioner of the Department of Economic Development and Chairman of both the Science and Technology Foundation and the Job Development Authority. He was appointed a Commissioner of the Port Authority of New York and New Jersey in 1991 and elected its vice chairman in 1992. From 1973 to 1977, he was a partner in Tese & Tese, attorneys, and from 1977 to 1982 a partner in the Sinclair Group, involved in commodities trading and investment management. In 1976, Mr. Tese co-founded Cross Country Cable TV, which operated CATV systems in New Jersey, Virginia, Illinois, Arizona, California and Puerto Rico. He recently served as Chairman of Cross Country Wireless, CATV systems in Riverside, San Diego and Los Angeles, California and in several other states. Cross Country Wireless was sold to Pacific Telesis in July of 1995. Mr. Tese is also a director of several corporations, including Cablevision Systems Corporation, ICE Clear Credit LLC, Intercontinental Exchange, Inc., Mack-Cali Realty Corporation, Madison Square Garden and New York Racing Association, Inc. In addition, he is Trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese received a Bachelor’s degree in accounting from Pace University in 1966 and following two years as first lieutenant with the U.S. Army, a Juris Doctor degree from Brooklyn Law School in 1972 and a Master of Laws degree in taxation from New York University School of Law in 1973. Mr. Tese’s extensive experience in the banking and finance industries provides the Board of Directors with insight into regulatory and related matters and his leadership and visibility as a member of various other boards of directors provide the Company with considerable value as to business and economic perspective and other matters.

Les J. Lieberman, 58. Les J. Lieberman has served as Executive Vice Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Lieberman has served as the Bank’s Executive Vice Chairman and as a director of the Bank since January 22, 2010. Until December 31, 2009, as the executive managing director, Mr. Lieberman actively managed Sterling Partners, LLC, a merchant banking and asset management business that he founded in 1999. Sterling Partners was the investment manager of Suez Equity Investors, L.P., a private equity fund of which Mr. Lieberman was the managing general partner. Prior to founding Sterling Partners, Mr. Lieberman served as Executive Managing Director of Indosuez Capital, the middle market U.S. lending business of Banque Indosuez. In that role, he was responsible for all merchant banking, senior loan and mezzanine debt underwriting, subordinated debt investing, private equity investment and asset management activities of Indosuez Capital, including loan origination, analysis, approval and monitoring. From 1989 to 1992, Mr. Lieberman served as a Managing Director in the mergers and acquisitions department of Kidder Peabody & Co., where he also was a member of the investment banking department’s operating committee. From 1985 to 1989, he headed the Financial Services M&A Group at Drexel Burnham Lambert, an investment banking firm, where he was responsible for mergers and acquisitions involving banking institutions. Prior to that, Mr. Lieberman was at the accounting firm of Main Hurdman, where he was a Certified Public Accountant. Mr. Lieberman received a Master of Business Administration degree from the University of Pennsylvania’s Wharton School of Business and Finance and a Bachelor of Arts degree from Franklin and Marshall College, where he was elected to Phi Beta Kappa. Mr. Lieberman possesses valuable experience in a broad array of bank and finance related areas including as the founder and the senior manager of the U.S. division of a global bank that focused on underwriting, lending, private equity investing and asset management; as a senior banker and a senior management member in financial services mergers and acquisitions; and as a former CPA. This experience enables him to bring to the Board of Directors valuable insight regarding a variety of areas of the Bank including investment activity, risk management, credit review, acquisition analysis and capital markets.

Stuart I. Oran, 64. Stuart I. Oran has served as Secretary and as a director of the Company since October 1, 2010, and as Secretary and as a director of the Bank since January 22, 2010. He served as Executive Vice President and Chief Administrative Officer of the Company from November 3, 2009 to December 31, 2012, and of the Bank from January 22, 2010 to December 31, 2012. Mr. Oran is a Partner at Liberty Hall Capital Partners, a private equity firm focused on the acquisition of businesses serving the aerospace and defense sectors. From 1994 to 2002, he was a senior executive at United Airlines/UAL Corporation, an international air carrier traded on the NASDAQ Stock Exchange, with global responsibility for their legal, governmental and regulatory affairs and profit and loss responsibility for United’s International Division, and was CEO of its business aviation line of business. Previously, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison, which he joined in 1974. Mr. Oran is a director of Spirit Airlines, a commercial air carrier listed on NASDAQ, Red Robin Gourmet Burgers, a national casual dining business listed on NASDAQ, and Accurus Aerospace Corporation, a privately held aerospace business, and has been a director of Wendy’s International, Inc., the owner and franchisor of the Wendy’s® restaurant system, which is listed on the New York Stock Exchange, and Deerfield Capital Corp, an institutional asset manager that was listed on NASDAQ. Mr. Oran received a Bachelor of Science degree from Cornell University and a Juris Doctor degree from the University of Chicago Law School. Mr. Oran’s years of experience as a merchant banker, business executive and practicing attorney, and as a director of several public and private companies, enables him to bring to the Board of Directors important perspectives on issues relating to regulatory and governance matters, corporate finance and leadership.

Daniel M. Healy, 72. Daniel M. Healy has served as a director of the Bank since January 22, 2010 and as Chief Executive Officer of the Bank from January 22, 2010 to January 25, 2013. He has served as a director of the Company since October 1, 2010 and as Chief Executive Officer of the Company from January 22, 2010 to March 22, 2013. Prior to our formation, Mr. Healy served as Executive Chairman of the board of directors of Herald National Bank from its inception in November 2008 until his voluntary resignation in May 2009. From January 1992 until its sale to Capital One Financial Corporation in December 2006, Mr. Healy was Executive Vice President and Chief Financial Officer of North Fork Bancorporation, Inc., a regional bank holding company formerly listed on the New York Stock Exchange. He was also a director of North Fork from January 2000 until such sale and a member of the boards of directors and chairman of the Audit Committees of Keefe, Bruyette & Woods, an investment bank that specializes exclusively in the financial services sector, and Hiscox Ltd, a specialist insurance group listed on the London Stock Exchange until 2013. Prior to joining North Fork, Mr. Healy was managing partner of several offices of KPMG LLP. He is currently a Senior Advisor for Permira Advisors LLP, a private equity firm. Mr. Healy is a graduate of St. Francis College, where he received his Bachelor of Business Administration degree in accounting. Mr. Healy’s experience as an executive officer and director of a public regional bank holding company enables him to bring valuable insight to the Board of Directors, including an understanding of acquisition and expansion strategies and the management of a growing regional banking operation.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Governance Role of the Board of Directors

Our business and affairs are managed under the direction of the Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. The Board establishes overall corporate policies, evaluates our chief executive officer and senior leadership team, and acts as an advisor and counselor to management. The Board also oversees our business strategy and planning, as well as the performance of management in executing our comprehensive business plan and managing our day-to-day operations.

Board Role in Oversight of Risk

Our Board of Directors, together with the board of directors of the Bank and the executive, audit, compensation and nomination and governance committees of the boards of directors of the Company and the Bank, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. In addition, the boards of directors of the Company and the Bank have established a joint Enterprise Risk Management Committee consisting of independent directors, to assist in the oversight of risk. These committees report regularly to the Bank’s full board of directors on risk-related matters and provide the Bank’s board of directors with integrated insight about the Bank’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, the Bank’s board of directors has a Loan and Credit Policy Committee and Asset/Liability Management and Investment Committee, each of which provides risk management for the Bank in their respective areas of oversight. The management of the Bank also provides reports to our management and boards of directors regarding risk management.

In addition, the Company’s management also provides additional risk oversight at the holding company level by assisting the Bank with the management of our securities portfolio, loan review, internal audit, compliance and asset liability/liquidity structure. The Bank’s board of directors has also established a management-level Enterprise Risk Management Committee to assist in the oversight of risk.

At meetings of the Bank’s board of directors and its committees, directors receive regular updates from management regarding risk management. The Bank’s chief credit officer, president and chief operating officer and chief financial officer, who are responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance, report directly to Mr. Ellert, our Chief Executive Officer, and lead management’s risk discussions at meetings of the Bank’s board of directors and its committees. The contents of such discussions are also conveyed to our Board of Directors in situations where it is appropriate to address such matters at the holding company level. Outside of formal meetings, members of our Board of Directors and the board of directors of the Bank have regular access to senior executives of the Bank, including the chief credit officers, chief operations officer and chief financial officer.

Director Independence

The Board of Directors currently consists of 12 members. In order to determine which of our directors may qualify as independent directors, we have adopted the director independence standards of the New York Stock Exchange. The Board of Directors has reviewed each of the directors’ relationships with the Company in conjunction with such standards and has affirmatively determined that the following members of the Board of Directors are “independent” within the meaning of such rule: Messrs. Bernikow, Luterman, Novelly, Mack, Constance, Curd, and Salerno.

Board Leadership Structure

The Executive Chairman of the Board of Directors presides at all meetings of the Board of Directors of the Company. The Executive Chairman is appointed on an annual basis by the members of the Company’s Board of Directors, to serve at its pleasure. The offices of Executive Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company are separated—Mr. Tese has been appointed as Executive Chairman of the Company’s Board of Directors and Mr. Ellert is the Company’s Chief Executive Officer. The Company does not have a fixed policy with respect to the separation of the offices of the Chairman or Executive Chairman of the Board of Directors and Chief Executive Officer of the Company. We believe that the separation of the offices is currently appropriate and that it is in our best interests to make these determinations from time to time.

Board of Directors Meetings and Attendance

The Board of Directors held five meetings during 2014. All of the directors with the exception of Mr. Healy attended at least 75% of the total of all meetings of the Board and Board committees on which they served during 2014.

Committees of the Board of Directors

The standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee, and Nomination and Governance Committee, as well as the joint Enterprise Risk Management Committee of the Company and the Bank. Each standing committee operates under a written charter. Copies of those charters are available on our website at www.floridacommunitybank.com under the Investor Relations tab and may also be obtained without charge by written request to Investor Relations, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.

Executive Committee

The Company’s Executive Committee consists of three directors (Messrs. Tese, Lieberman and Ellert). Mr. Tese serves as Chairman of the Executive Committee. The Executive Committee’s primary purpose is to act on behalf of the full Board of Directors during the intervals between meetings of the Board, usually when timing is critical. The Executive Committee may also, from time to time, formulate and recommend to the Board of Directors for approval general policies regarding management of the business and affairs of the Company. The Executive Committee of the Company has the power to authorize and approve on behalf of the Company, any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the incremental capital contributed by the Company to the Bank (or such other qualified subsidiary of the Company, if any, as may effect such acquisition) in order to effect such acquisition does not exceed $125 million. The Executive Committee of the Bank has the power to authorize and approve on behalf of the Bank any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the asset size of the acquisition target as reported on the acquisition target’s most recent Call Report does not exceed 15% of the Bank’s total assets as reported on its most recent Call Report.

Audit Committee

The Company’s Audit Committee consists of three directors (Messrs. Bernikow, Luterman and Salerno), all of whom have been determined to be independent by the Board of Directors. Mr. Bernikow serves as the chairman and the Board of Directors has determined that he qualifies as an “audit committee financial expert,” as such term is defined in applicable SEC regulations, and that he meets the New York Stock Exchange standard of possessing accounting or related financial management expertise. The Audit Committee’s primary duties include the oversight of (i) the independent registered public accounting firm’s qualifications and independence; (ii) the performance of the Company’s internal audit function and independent registered public accounting firm; and (iii) management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Company, assure the integrity of the Company’s financial statements and maintain compliance with the Company’s ethical standards, policies, plans and procedures, and with laws and regulations. The Audit Committee charter also mandates that the Audit Committee pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee held five meetings during 2014.

Compensation Committee

The Company’s Compensation Committee consists of five directors (Messrs. Salerno, Bernikow, Curd, Novelly and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Salerno serves as Chairman of the Compensation Committee. The Compensation Committee held four meetings during 2014.

The Compensation Committee reviews and recommends to the Board policies relating to compensation and benefits of our officers. The Compensation Committee also has authority to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including, without limitation, the Executive Chairman and the Executive Vice Chairman and other members of senior management, evaluates the performance of these officers in light of those goals and objectives, and recommends to the Board the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. Under the Compensation Committee charter, the Compensation Committee may delegate its responsibilities to subcommittees of the Compensation Committee as necessary or appropriate, and has the authority to approve the delegation of authority to the Company’s director of human resources or other appropriate officer to administer and amend the Company’s compensation and benefits programs, including the authority to interpret the program in individual cases when appropriate.

The Compensation Committee has the authority under its charter to retain or obtain the advice of compensation consultants, independent legal counsel or other advisors to assist with the execution of its duties and responsibilities and is directly responsible for the appointment, compensation and oversight of the work of such consultants, independent legal counsel and other advisors. In 2014, the Compensation Committee engaged Compensation Advisory Partners, LLC as an independent advisor to assist the Compensation Committee in determining and evaluating director and executive officer compensation. Compensation Advisory Partners reported directly to the Compensation Committee and provided the following consulting services to the Compensation Committee in 2014:

•	Analysis of director and executive officer compensation data to survey and evaluate current practices and market trends in the banking industry; and
•	Advisory services concerning several director and executive officer compensation issues.

The Compensation Committee assessed the independence of Compensation Advisory Partners, taking into consideration all factors specified in the New York Stock Exchange listing standards. Based on this assessment, the Compensation Committee determined the engagement of Compensation Advisory Partners did not raise any conflict of interest.

Nomination and Governance Committee

The Company’s Nomination and Governance Committee consists of four directors (Messrs. Mack, Novelly, Bernikow and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Mack serves as Chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nomination and Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to our Board concerning governance matters as well as reviewing and making recommendations to the Board regarding Board compensation. The Nomination and Governance Committee held one meeting during 2014.

Enterprise Risk Management Committee

The joint Enterprise Risk Management Committee of the Company and the Bank consists of three directors (Messrs. Curd, Constance and Salerno), all of whom have been determined to be independent by our Board of Directors. Mr. Curd serves as Chairman of the Enterprise Risk Management Committee. The purpose of the Enterprise Risk Management Committee is to assist the boards of directors of the Company and the Bank in fulfilling their responsibilities with respect to ensuring that an effective process is in place for the ongoing identification and assessment of risk, approving risk appetite and related metrics and reviewing risk profile, approving risk management policies, monitoring certain regulator-mandated requirements, and assessing the overall adequacy of the risk management function.

Compensation Committee Interlocks and Insider Participation

None of the directors who serve on the Compensation Committee of the Company and the Bank has ever been employed by the Company or the Bank. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our boards of directors or on our Compensation Committee.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines are available on our website at www.floridacommunitybank.com under the Investor Relations tab.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. The code of business conduct and ethics is available on our website at www.floridacommunitybank.com under the Investor Relations tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Director Compensation

Each director who is not an employee of the Company receives a quarterly cash retainer of $25,000 per calendar quarter as compensation for his services as a member of the Board of Directors as well as an annual award of stock options to acquire 10,000 shares of Class A Common Stock. We do not pay our employee-directors any additional compensation for their services as directors. During the fiscal year ended December 31, 2014, non-employee directors of the Company received total compensation as shown in the following table.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Alan Bernikow	100,000	-	53,200	-	-	-	153,200
Thomas E. Constance	100,000	-	53,200	-	-	-	153,200
Howard R. Curd	100,000	-	53,200	-	-	-	153,200
Daniel Healy	100,000	-	53,200	-	-	-	153,200
Gerald Luterman	100,000	-	53,200	-	-	-	153,200
William L. Mack	100,000	-	53,200	-	-	-	153,200
Paul Anthony Novelly	100,000	-	53,200	-	-	-	153,200
Stuart Oran	100,000	-	53,200	-	-	370,000	523,200
Frederic Salerno	100,000	-	53,200	-	-	-	153,200

(1)	The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.
(2)	Reflects fees paid to Mr. Oran as a result of consulting services rendered in connection with the Company’s initial public offering.

The table below shows the aggregate number of stock options and stock awards held by directors (other than Messrs. Ellert, Tese and Lieberman) as of December 31, 2014.

Stock Options (In Shares) (1) (2)
Alan Bernikow	170,000
Thomas E. Constance	170,000
Howard R. Curd	170,000
Daniel Healy	306,667
Gerald Luterman	170,000
William L. Mack	170,000
Paul Anthony Novelly	170,000
Stuart Oran	310,000
Frederic Salerno	170,000

(1)	All stock options included in this table were awarded with a ten-year term.
(2)	Excludes 2009 Warrants.

Director Nominating Process

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nomination and Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nomination and Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

The Nomination and Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. The Nomination and Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nomination and Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nomination and Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company’s annual meetings of stockholders.

Candidates Nominated by Stockholders

The Nomination and Governance Committee will also consider nominees recommended by stockholders. Pursuant to our Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nomination and Governance Committee for election at the 2016 annual meeting may do so by delivering written notice, no earlier than January 28, 2016 and no later than February 27, 2016, of such nominees’ names to FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331, Attention: Corporate Secretary. Any stockholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a stockholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of stockholders entitled to notice of and to vote at the 2016 annual meeting of stockholders and at the time of the 2016 annual meeting of stockholders and (ii) comply with the applicable notice procedures set forth in the Company’s Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company’s Corporate Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner (collectively, the “Nominating Person”). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company’s Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the stockholder giving the notice intends to appear in person or by proxy at the 2016 annual meeting to nominate the person named in the notice.

The Company’s Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company’s Amended and Restated By-Laws.

No candidates for director nominations were submitted by any stockholder in connection with the 2015 Annual Meeting.

Communications with the Board of Directors

Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company’s Corporate Secretary at FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.

Executive Sessions

The rules of the New York Stock Exchange require the non-management directors of the Company to regularly meet in executive session without management. In 2014, non-management directors of the Company met in executive session twice. The Company’s Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. Bernikow currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see “Communications with the Board of Directors” above.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management’s consent to retain outside advisors.

Attendance at Annual Meeting

As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the New York Stock Exchange. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2014 were timely filed.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee has reviewed and discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, including the matters described in the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP, as required by applicable requirements of the PCAOB, regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton LLP its independence.

Based on the Audit Committee’s review of and discussions regarding the Company’s audited consolidated financial statements and the Company’s internal control over financial reporting with management, the Company’s internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee’s roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Respectfully submitted,

Audit Committee

Alan Bernikow, Chairman

Gerald Luterman

Frederic Salerno

EXECUTIVE OFFICERS

Set forth below is certain information, as of the date of the annual meeting, concerning our executive officers and those of the Bank:

Name	Age	Position
Kent S. Ellert	51	President and Chief Executive Officer
Vincent S. Tese	72	Executive Chairman
Les J. Lieberman	58	Executive Vice Chairman
Paul D. Burner	62	Executive Vice President and Chief Financial Officer
James E. Baiter	51	Executive Vice President and Chief Credit Officer of the Bank

Kent S. Ellert.—See Election of Directors above.

Vincent S. Tese.—See Class III Directors above.

Les J. Lieberman.—See Class III Directors above.

Paul Burner. Mr. Burner has served as Executive Vice President and Chief Financial Officer of the Bank and of the Company since July 2012. Prior to that, he spent over thirty years in financial management and other banking roles. As a consulting independent contractor for CIT Group, or CIT, Mr. Burner assisted in the rollout of retail and commercial banking activities, increasing deposit growth to replace wholesale funding, and transitioning to a commercial banking environment. Previous to his consulting role at CIT, Mr. Burner was CFO of People’s United Financial, Inc. and People’s United Bank, collectively People’s United, in Bridgeport, CT. During his tenure with People’s United, a regional commercial bank, Mr. Burner was responsible for deploying capital through mergers and acquisitions activity, investor relations and strategic planning, accounting and financial planning, reporting and analysis, treasury, tax, purchasing and product segment profitability, and maintaining a strong controls environment. Mr. Burner performed due diligence on many potential acquisitions and executed five acquisitions totaling over $7 billion. Mr. Burner spent most of his career at Citigroup (and related companies). Mr. Burner was CFO of Citibank North America, or Citibank, the retail banking segment, for the last ten years of his 29-year tenure at Citigroup. Mr. Burner had extensive management, oversight and operational experience in the finance and accounting management areas at Citigroup. In addition to his role as CFO at Citibank North America, Mr. Burner served in a number of different banking roles at Citigroup that give him a deep, well-rounded knowledge of the industry, and a clear understanding how actions taken in one area of the bank can impact other areas. These roles included: Executive Vice President Finance Primerica Financial Services and Primerica Life Insurance Company, Chief Operating Officer Primerica Financial Services of Canada, Director of Cash Management, Director of Funding and Assistant Treasurer of Commercial Credit Company, Regional Director Investment Banking Group and VP of Commercial Credit Securities, and National Director of Secondary Marketing. After receiving his MBA from the University of Miami, Mr. Burner worked at Coral Gables Federal Savings and Loan for four years before commencing his extensive career at Citigroup.

James E. Baiter. James E. Baiter has served as Executive Vice President and Chief Credit Officer of the Bank since January 22, 2010. From October 2009 until our purchase of certain assets of Premier American Bank on January 22, 2010, Mr. Baiter, along with Mr. Ellert, assisted us with the identification of target depository institutions as a consultant to the Company. Prior to working for the Bank, Mr. Baiter worked alongside Mr. Ellert as a consultant for Southeast Acquisition Holding Corp. From August 2007 until October 2008, Mr. Baiter was Director of Commercial Real Estate and Special Assets of Fifth Third Bank—South Florida. Prior to joining Fifth Third Bank, Mr. Baiter worked for Wachovia (legacy First Union) for sixteen years, most recently as Commercial Banking Director for Wachovia’s Broward/Palm Beach County markets from 2001 to 2007. In that capacity, he was responsible for marketing and administration of a team specializing in wholesale banking. He also held various other positions with Wachovia from 1991 until 2007, including Senior Risk Manager, Senior Portfolio Manager and Commercial Banking Officer. Prior to joining Wachovia in 1991, Mr. Baiter was a Corporate Banking Officer at Southeast Bank, N.A. Mr. Baiter is a graduate of Washington State University, where he received his Bachelor of Science degree in finance.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible for certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to take advantage of the scaled disclosure requirements available to emerging growth companies.

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer and our two other most highly compensated executive officers, collectively referred to as “named executive officers” in this proxy statement, for all services rendered in all capacities to us and our subsidiaries for the two most recent fiscal years of the Company.

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
Kent S. Ellert	2014	597,500	1,600,000	-	593,000	-	-	6,400	2,796,900
President and Chief Executive Officer	2013	414,640	750,000	-	-	-	-	5,100	1,169,740
of the Company and the Bank (3)

Paul D. Burner	2014	400,000	100,000	-	-	-	-	1,231	501,231
Executive Vice President and Chief Financial Officer	2013	400,000	400,000	-	56,100	-	-	1,231	857,331
of the Company and the Bank (4)

Vincent S. Tese	2014	500,000	1,000,000	-	-	-	-		1,500,000
Executive Chairman of the	2013	300,000	400,000	-	-	-	-	-	700,000
Company and the Bank (5)

Leslie J. Lieberman	2014	500,000	1,000,000	-	-	-	-		1,500,000
Executive Vice Chairman of the	2013	300,000	400,000	-	-	-	-	-	700,000
Company and the Bank (6)

(1)	The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K. The foregoing does not include a 2013 modification to the 2009 Warrants which extended the expiration date of the 2009 Warrants originally issued as a distribution in respect of the Company’s existing equity prior to its initial private placement financing. The Summary Compensation Table also does not include certain stock-based compensation awards for which completion of the applicable performance condition was not considered probable as of December 31, 2013, the end of the year of award, including certain 2013 Stock Incentive Plan awards granted at the same time as, and conditioned upon, the cancellation of an aggregate of 2,142,000 2010 Warrants.

(2)	Consists of Company contributions to the Company’s 401(k) plan.

(3)	Mr. Ellert became President and Chief Executive Officer of the Company and the Bank on March 22, 2013 and January 26, 2013, respectively. The foregoing table does not include (i) certain options awarded to Mr. Ellert in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (ii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Ellert with an estimated fair value of $89,964 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $89,964), and (iii) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,654). See Notes 13 and 14 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.

(4)	The foregoing does not include certain options awarded to Mr. Burner in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $434,000). See Note 14 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.

(5)	The foregoing table does not include (i) a 2013 modification to the expiration date of certain 2009 Warrants extending the expiration date thereof (with respect to which the Company recorded and expense of $1,081,230 at July 31, 2014, (ii) certain options awarded to Mr. Tese in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Tese with an estimated fair value of $449,820 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $449,820), and (iv) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Notes 13 and 14 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.

(6)	The foregoing table does not include (i) a 2013 modification to the expiration date of certain 2009 Warrants extending the expiration date thereof (with respect to which the Company recorded an expense of $1,081,230 at July 31, 2014, (ii) certain options awarded to Mr. Leiberman in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Leiberman with an estimated fair value of $449,820 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $449,820), and (iv) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Notes 13 and 14 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.

Employment Agreements

The Bank currently has employment agreements with Kent S. Ellert, Vincent S. Tese and Les J. Lieberman. We have included below descriptions of the current employment agreements for each of these named executive officers.

Kent S. Ellert – President and Chief Executive Officer of the Company and the Bank

On January 10, 2011, the Bank entered into an amended and restated employment agreement with Mr. Ellert, which agreement was subsequently amended on January 25, 2013 and on October 11, 2013. On July 18, 2014, the Bank entered into a new employment agreement with Mr. Ellert providing for a term of employment ending April 30, 2017.

Pursuant to his prior employment agreement, Mr. Ellert was entitled to an annual base salary of $500,000, which was increased to $650,000, effective May 1, 2014, pursuant to his new employment agreement. Mr. Ellert is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Ellert for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies, and provide Mr. Ellert with a car, and cover the costs associated with the operation of the car, including insurance, maintenance and fuel.

Mr. Ellert was granted an option to purchase 300,000 shares of Class A Common Stock of the Company on September 26, 2010 in accordance with his original employment agreement, which vested with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the option grant.

The Bank may terminate Mr. Ellert’s employment with or without cause, and Mr. Ellert may terminate his employment with or without good reason. Mr. Ellert is also eligible for certain severance benefits upon a change in control as well as upon Mr. Ellert’s death or disability. Further detail regarding severance obligations to Mr. Ellert, including the definitions of “cause”, “good reason”, “change in control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Under his employment agreement, Mr. Ellert is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Ellert’s employment or any time thereafter, Mr. Ellert is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Ellert), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Ellert for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

Vincent S. Tese – Executive Chairman of the Company and the Bank

On July 18, 2014, the Bank entered into a non-exclusive employment agreement with Mr. Tese providing for a term of employment ending April 30, 2017.

Pursuant to his employment agreement, Mr. Tese is entitled to an annual base salary of $500,000, effective May 1, 2014. Mr. Tese is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Tese for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies, and provide Mr. Tese with a car, and cover the costs associated with the operation of the car, including insurance, maintenance and fuel.

The Bank may terminate Mr. Tese’s employment with or without cause, and Mr. Tese may terminate his employment with or without good reason. Mr. Tese is also eligible for certain severance benefits upon a change in control as well as upon Mr. Tese’s death or disability. Further detail regarding severance obligations to Mr. Tese, including the definitions of “cause”, “good reason”, “change in control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Under his employment agreement, Mr. Tese is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Tese’s employment or any time thereafter, Mr. Tese is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Tese), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Tese for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

Les J. Lieberman – Executive Vice Chairman of the Company and the Bank

On July 18, 2014, the Bank entered into a non-exclusive employment agreement with Mr. Lieberman providing for a term of employment ending April 30, 2017.

Pursuant to his employment agreement, Mr. Lieberman is entitled to an annual base salary of $500,000, effective May 1, 2014. Mr. Lieberman is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Lieberman for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies.

The Bank may terminate Mr. Lieberman’s employment with or without cause, and Mr. Lieberman may terminate his employment with or without good reason. Mr. Lieberman is also eligible for certain severance benefits upon a change in control as well as upon Mr. Lieberman’s death or disability. Further detail regarding severance obligations to Mr. Lieberman, including the definitions of “cause”, “good reason”, “change in control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Under his employment agreement, Mr. Lieberman is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Lieberman’s employment or any time thereafter, Mr. Lieberman is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Lieberman), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Lieberman for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

Potential Payments Upon Termination or Change in Control

Each of the employment agreements for Messrs. Ellert, Tese and Lieberman includes certain severance payments upon termination of employment or a change in control of the Bank, subject to the executive’s execution of a general release and waiver of claims against us or our affiliates. The following discussion addresses such potential payments. The following description of the severance payments applies generally with respect to Messrs. Ellert, Tese and Lieberman, except as specifically noted.

The following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Bank for cause or by the executive without good reason.
•	Termination by the Bank without cause or by the executive for good reason.
•	Termination within six months before or 12 months following a change of control (i) by the Bank without cause or (ii) by the executive for good reason.
•	Termination due to the executive’s death or by the Bank based on the executive’s disability.

If the executive’s employment is terminated under any circumstances, he is entitled to certain accrued benefits as follows: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he might be entitled upon termination pursuant to the benefit, annual bonus and incentive plans and programs referred to in the employment agreement in accordance with the terms of such plans and programs.

Termination for Cause by the Bank or Without Good Reason by the Executive

If the executive’s employment is terminated by the Bank for cause, or if the executive terminates his employment without good reason, he is entitled only to his accrued benefits.

Termination Without Cause by the Bank or for Good Reason by the Executive

If the executive’s employment is terminated by the Bank without cause, or if the executive terminates his employment for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 12 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.

Change in Control

If the executive’s employment is terminated prior to the expiration of the term within six months before or 12 months following a change of control (A) by the Bank without cause or (B) by the executive for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the product of two times the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 24 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.

Termination of Employment Due to Death or Disability

If the executive’s employment is terminated prior to the expiration of the term by reason of death or disability, he, or his estate or beneficiaries, are entitled to the following, in addition to his accrued benefits: (i) continued payment of his salary to himself in the case of disability (less any disability benefits provided to the executive under any disability insurance paid for or for which premiums paid by the executive were reimbursed by the Bank) and to his estate in the case of death, in the case of disability, through the end of the term, and in the case of death, through the thirty-six month period following his death, and (ii) in the case of disability, up to 18 months of the monthly premiums for COBRA continuation coverage and in the case of death, in the event the executive’s spouse timely elected COBRA continuation coverage, the monthly premiums during the COBRA continuation coverage period paid for the level of coverage the executive maintained prior to his death.

For purposes of the employment agreements, “cause,” “change of control,” “good reason” and “disability” are defined as follows:

“Cause” generally includes:

•	the misappropriation of funds or property of the Bank or its affiliates, or willful destruction of property of the Bank or of its affiliates;
•	the conviction of (1) a felony or (2) any crime involving fraud, dishonesty or moral turpitude or that materially impairs the executive officer’s ability to perform his duties with the Bank or that causes material damage to the Bank or its affiliates;
•	the violation of any banking law or regulation or agreement with any banking agency having jurisdiction over the Bank which is reasonably likely to result in damage to the Bank or its affiliates;
•	engaging in willful misconduct which constitutes a breach of fiduciary duty or the duty of loyalty to the Bank or its affiliates and which is reasonably likely to result in material damage to the Bank or its affiliates;
•	the willful and material failure to perform his duties with the Bank (other than as a result of total or partial incapacity due to physical or mental illness), subject to a 15-day cure period;
•	the (1) willful violation of the Bank’s material policies or rules or (2) grossly negligent or willful misconduct in the performance of his duties with the Bank, in each case, which is reasonably likely to result in material damage to the Bank or its affiliates, subject to a 15-day cure period; or
•	the material breach of any material provisions of the applicable employment agreement, subject to a 15-day cure period.

A “change of control” is generally deemed to occur upon:

•	any “person” is or becomes a “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing more than 50% of the total voting power represented by then outstanding voting securities of the Bank (calculated in accordance with Rule l3d-3 under the Exchange Act); provided, that the term “persons” as defined in Sections l3(d) and l4(d) of the Exchange Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Bank;
•	a merger of the Bank, the sale or disposition by the Bank of all or substantially all of its assets, or any other business combination of the Bank with any other corporation, other than any such merger or business combination which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Bank or such surviving entity outstanding immediately after such merger or business combination; or

•	a majority of the directors who constituted the board of directors of the Bank at the beginning of any 12-month period are replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election.

“Good Reason” generally includes:

•	the executive ceasing to be, in the case of Mr. Ellert, President and Chief Executive Officer of the Bank, in the case of Mr. Tese, Executive Chairman of the Bank, or in the case of Mr. Lieberman, Executive Vice Chairman of the Bank, or in each case, such executive’s removal from the Board of Directors of the Bank;
•	the failure of the Bank to indemnify the executives, or to maintain directors’ and officers’ liability insurance coverage for the executives, as required;
•	the decrease or material failure of the Bank to pay the executive’s compensation described in the applicable employment agreement, subject to a 30-day cure period; or
•	in the case of Mr. Ellert, the relocation of executive’s principal work location more than 50 miles from the greater Miami or Fort Lauderdale, Florida metropolitan area, and in the case of each of Mr. Tese and Mr. Lieberman, if the Bank seeks to require such executive to perform his duties for the Bank in any particular geographic location without such executive’s written agreement.

A “disability” generally includes the executive’s inability to perform the duties and responsibilities contemplated under the employment agreement for a period of either (A) 90 consecutive days or (B) six months in any 12-month period due to a physical or mental incapacity or impairment.

Outstanding Equity Awards at 2014 Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2014 for the named executive officers:

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kent S. Ellert	300,000	-		-	$20.00	9/26/2010	9/26/2020	-	-	-	-
	200,000	-		-	$21.00	1/10/2011	1/10/2021	-	-	-	-
	50,000	25,000	(1)	-	$20.62	3/8/2012	3/8/2022	-	-	-	-
	-	100,000	(2)	-	$19.75		4/29/2024	-	-	-	-
	-	450,000	(2)	-	$19.75	12/23/2013	12/23/2023	-	-	-	-

Paul D. Burner	33,334	16,666	(3)	-	$19.64	9/26/2010	7/6/2022	-	-	-	-
	3,334	6,666	(4)	-	$19.75	9/26/2010	11/19/2023	-	-	-	-
	-	100,000	(2)	-	$19.75	9/26/2010	12/23/2023	-	-	-	-

Vincent S. Tese	127,510	-		-	$20.00	12/9/2009	12/9/2019	-	-	-	-
	24,023	-		-	$20.00	12/9/2009	3/29/2020	-	-	-	-
	95,134	-		-	$21.00	12/9/2009	1/10/2021	-	-	-	-
	-	450,000	(2)	-	$19.75	12/10/2009	12/23/2023	-	-	-	-

Leslie J. Lieberman	127,510	-		-	$20.00	12/9/2009	12/9/2019	-	-	-	-
	24,023	-		-	$20.00	12/9/2009	3/29/2020	-	-	-	-
	95,134	-		-	$21.00	12/9/2009	1/10/2021	-	-	-	-
	-	450,000	(2)	-	$19.75	12/9/2009	12/23/2023	-	-	-	-

(1)	One-third of the options became first exercisable on the first, second and third anniversaries of the March 8, 2012 grant date.
(2)	These options vested immediately upon issuance; however, one-third of such options first became exercisable on February 6, 2015, and one-third of such options will become exercisable on February 6, 2016 with the remaining options becoming exercisable on February 6, 2017; provided that all options will become exercisable upon the occurrence of a change in control transaction.

(3)	One-third of the options first became exercisable on the first, second and third anniversaries of the July 6, 2012 grant date.
(4)	One-third of the options first became exercisable on November 19, 2014 with one-third of such options becoming exercisable on the second and third anniversaries of the November 19, 2013 grant date.

Option Exercises and Stock Vested in 2014

As of December 31, 2014, 4,135,250 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options granted under our 2009 Option Plan with a weighted average exercise price of $20.67 per share. Of these options, 3,179,210 were vested. As of December 31, 2014, 2,170,500 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan with a weighted average exercise price of $19.75 per share. Of these options, 1,723,482 options were vested as of such date; however, none of such options were then exercisable. No named executive officer exercised options in 2014.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2014.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plan Category:

Equity compensation plans approved by security holders	4,135,250	$20.67	-
Equity compensation plans not approved by security holders	2,170,500	$19.75	329,500

Total	6,305,750	$22.38	329,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s securities as of April 2, 2015 of (i) each person known to the Company to beneficially own more than 5% of the Company’s voting securities (the Class A Common Stock), (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and executive officers of the Company as a group. As of April 2, 2015, a total of 35,278,362 shares of Class A Common Stock were outstanding. The column entitled “Percentage of Class” shows the percentage of total voting Class A Common Stock beneficially owned by each listed party. The Company also has Class B Common Stock. As of April 2, 2015, a total of 6,164,669 shares of our Class B Common Stock were outstanding. Our Class B Common Stock is convertible into Class A Common Stock upon transfer, subject to certain restrictions, and is not included in the ownership percentages of our voting stock.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” as of April 2, 2015 of any shares which such person has the right to acquire within 60 days of April 2, 2015, through the exercise or conversion of any stock option, convertible security, warrant or other right. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on April 2, 2015, any security which such person or persons have the right to acquire within 60 days of April 2, 2015 is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us or disclosed in public filings made with the SEC by the applicable listed party, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our Class A Common Stock that they beneficially own, subject to applicable community property laws.

	Number of Shares of Class A Common Stock Beneficially Owned
Name of beneficial owner (1)	Number	%

Executive Officers, and Directors
Vincent S. Tese(2)	1,071,278	3.0
Les J. Lieberman(3)	1,071,265	3.0
Kent S. Ellert(4)	1,248,488	3.4
Paul D. Burner(5)	63,332	*
James E. Baiter(6)	233,332	*
Stuart I. Oran(7)	414,248	1.2
Alan Bernikow(8)	177,668	*
Thomas E. Constance(8)	177,668	*
Howard R. Curd(9)	173,334	*
Daniel M. Healy(10)	877,897	2.5
Gerald Luterman(9)	173,334	*
William L. Mack(9)	173,334	*
Paul Anthony Novelly(11)	1,285,111	3.6
Frederic Salerno(8)	177,668	*
All Executive Officers and Directors As a group (14 persons)	7,302,949	18.2

Greater than 5% Stockholders
Elliott Associates L.P.(12)	2,578,661	7.4
Franklin Mutual Advisors, LLC(13)	2,619,592	7.5
Cohen & Steers, Inc.(14)	1,887,074	5.4

* denotes beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the address for each executive officer and director of the Company is c/o FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.
(2)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Tese through Bond Street Management, LLC, (ii) 396,667 shares of Class A Common Stock issuable upon the exercise of options, and (iii) warrants to purchase 221,564 shares of Class A Common Stock held by Mr. Tese directly and warrants to purchase 73,854 shares of Class A Common Stock that have been transferred by Mr. Tese to certain family members. This does not include: (i) warrants to purchase 443,128 shares of Class A Common Stock held by Mr. Tese directly and warrants to purchase 147,708 shares of Class A Common Stock that have been transferred by Mr. Tese to certain family members, and (ii) 300,000 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of April 2, 2015.

(3)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Lieberman through Bond Street Management, LLC, (ii) 89,079 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles, (iii) 396,667 shares of Class A Common Stock issuable upon the exercise of options, and (iv) warrants to purchase 147,710 shares of Class A Common Stock held by Mr. Lieberman directly and warrants to purchase 147,708 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles. This does not include: (i) warrants to purchase 295,420 shares of Class A Common Stock held by Mr. Lieberman directly and warrants to purchase 295,416 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles, and (ii) 300,000 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of April 2, 2015.
(4)	Includes (i) 26,738 shares of Class A Common Stock which Mr. Ellert may be deemed to beneficially own by reason of the beneficial ownership of related parties, and (ii) 758,334 shares of Class A Common Stock issuable upon the exercise of options. This does not include 366,666 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of April 2, 2015.
(5)	Includes 53,332 shares of Class A Common Stock issuable upon the exercise of options. This does not include 106,668 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of April 2, 2015.
(6)	Includes 233,332 shares of Class A Common Stock issuable upon the exercise of options. This does not include 66,668 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of April 2, 2015.
(7)	Includes (i) 315 shares of Class A Common Stock beneficially owned by Mr. Oran through Bond Street Management, LLC, (ii) 246,668 shares of Class A Common Stock issuable upon the exercise of options, and (iii) warrants to purchase 139,161 shares of Class A Common Stock. This does not include (i) 73,332 shares of Class A Common Stock issuable upon exercise of options and (ii) warrants to purchase 278,322 shares of Class A Common Stock, that are not exercisable within 60 days of April 2, 2015.
(8)	Includes 177,668 shares of Class A Common Stock issuable upon the exercise of options. This does not include 15,332 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of April 2, 2015.
(9)	Includes 173,334 shares of Class A Common Stock issuable upon the exercise of options. This does not include 6,666 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of April 2, 2015.
(10)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Healy through Bond Street Management, LLC, (ii) 98,430 shares of Class A Common Stock that have been transferred by Mr. Healy to various estate planning vehicles, (iii) warrants to purchase 147,711 shares of Class A Common Stock held by Mr. Healy directly and warrants to purchase 147,706 shares of Class A Common Stock that have been transferred by Mr. Healy to various estate planning vehicles, and (iv) 276,668 shares of Class A Common Stock issuable upon the exercise of options. This does not include: (i) warrants to purchase 295,421 shares of Class A Common Stock held by Mr. Healy directly and warrants to purchase 295,416 shares of Class A Common Stock that have been transferred by Mr. Healy to various estate planning vehicles, and (ii) 39,999 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of April 2, 2015.
(11)	Includes (i) 1,115,111 shares of Class A Common Stock owned by St. Albans Global Management Limited Partnership, LLLP, or SAGM, which Mr. Novelly may be deemed to beneficially own by reason of his position as chief executive officer of, and his minor pecuniary interest in, SAGM, and (ii) 173,334 shares of Class A Common Stock issuable upon the exercise of options. This does not include 6,666 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of April 2, 2015. Mr. Novelly disclaims beneficial ownership of any shares held by SAGM except to the extent of his minor pecuniary interest.
(12)	Includes 876,745 shares of Class A Common Stock held by Elliott Associates, L.P. and 1,701,916 shares of Class A Common Stock held by Elliott International, L.P. Paul E. Singer, Elliott Capital Advisors, L.P., a Delaware limited partnership which is controlled by Mr. Singer, and Elliott Special GP, LLC, a Delaware limited liability company which is controlled by Mr. Singer, are the general partners of Elliott Associates, L.P. Hambledon, Inc., a Cayman Islands corporation controlled by Paul E. Singer, is the sole general partner of Elliott International, L.P. In addition, Elliott International Capital Advisors Inc., the investment manager of Elliott International, L.P., which is controlled by Mr. Singer, has shared power with Elliott International, L.P. to vote and dispose of the shares owned by Elliott International, L.P. The address of Elliott Associates, L.P. is 40 West 57th Street, New York, New York 10019. The address of Elliott International, L.P. is c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Cayman Islands.
(13)	Includes shares of Class A Common Stock held by Franklin Mutual Advisers LLC, or FMA, and certain affiliated entities. According to public filings made by FMA with the SEC, pursuant to investment advisory agreements, FMA has sole voting and investment power over all the securities owned by the funds it manages, including the shares of Class A Common Stock. Peter Langerman, President of FMA, exercises dispositive and voting authority over the securities deemed beneficially owned by FMA. The address of FMA is 101 John F. Kennedy Pkwy, Short Hills, New Jersey 07078.
(14)	Includes shares of Class A Common Stock held by Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, Inc. and an investor advisor registered under Section 203 of the Investment Advisers Act (“C&SM”). According to public filings with the SEC, Cohen & Steers, Inc. exercises dispositive and voting authority over the securities deemed beneficially owned by C&SM. The address of C&SM and Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders).

We have adopted policies to comply with these regulatory requirements and restrictions. Our policy provides that the Company’s Audit Committee shall, prior to the Company entering into any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, review and approve such transaction and recommend to the Board of Directors that it approve such transaction; however, the Company may only enter into a related party transaction approved by the Audit Committee if the Board of Directors also approves such transaction. The Audit Committee shall report to the Board of Directors any proposed related party transaction that it does not approve. The Audit Committee shall also review and report to the Board of Directors any questions of possible conflict of interest involving members of the Board of Directors, members of senior management or their immediate families.

Certain Relationships and Related Person Transactions

On June 1, 2010, the Bank, Bond Street Management, LLC, Bond Street Investors LLC and the Company (formerly Bond Street Holdings LLC) entered into an Office Space, Expenses and Tax Allocation Agreement, as amended and restated from time to time. Under the terms of the allocation agreement, as amended, (i) Bond Street Management, LLC, Bond Street Investors LLC and the Company will rent office space from the Bank at a fair market rate, (ii) the Company will prepare and file consolidated federal income tax returns on behalf of Bond Street Management, LLC, Bond Street Investors LLC, the Company and the Bank, (iii) the Bank will pay to the Company an amount equal to the federal income taxes the Bank would have paid if it were not included in such returns, and (iv) the Bank will provide certain administrative and support services and incur other miscellaneous expenses for the benefit of Bond Street Management, LLC, Bond Street Investors LLC and the Company. All payments, reimbursements and other amounts due under the allocation agreement are required to be made by the applicable party on a quarterly basis. Since January 1, 2014, the Company paid approximately $500,000 per quarter to the Bank in respect of office space, shared cost of salaries for several executives and professional fees applicable to holding company matters and expects to continue to pay such amount going forward.

Kramer Levin Naftalis & Frankel LLP serves as the Company’s principal outside legal counsel, and regularly bills the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP. For the period of January 1, 2014 through December 31, 2014, the Company has incurred charges of approximately $1,500,000 million for legal services provided by Kramer Levin Naftalis & Frankel LLP.

On November 12, 2009, prior to the Company’s initial private placement financing, the Company issued, as a distribution without additional consideration in respect of its pre-existing equity (substantially all of which pre-existing equity was beneficially owned by Messrs. Healy, Lieberman, Tese and Oran) warrants to purchase 3,310,428 shares of Class A Common Stock, at per share exercise prices of $24.24, $26.18 and $28.28 each for one-third of such shares, exercisable in three substantially equal portions on each of the 6-month, 18-month and 30-month anniversaries of the consummation of a “Qualified IPO”, but in no event prior to January 25, 2013. Such warrants were originally scheduled to expire on November 12, 2016. On November 15, 2013, the Compensation Committee of the Company determined to extend the expiration date of such warrants to November 12, 2019. Such determination was also approved by the Board of the Company. Each of Messrs. Healy, Lieberman and Tese (or related transferees) holds warrants to acquire 886,254 shares, and Mr. Oran (or related transferees) holds warrants to acquire 417,483 shares. In each case, warrants issued prior to our conversion from a limited liability company to a corporation on October 1, 2010 initially represented rights to acquire limited liability company interests, and after October 1, 2010 represent rights to acquire an equivalent number of shares of common stock.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015, subject to ratification by our stockholders at the annual meeting. Should Grant Thornton LLP be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services.

Representatives of the firm of Grant Thornton LLP, our independent registered public accounting firm for the year ended December 31, 2014, are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders, if any.

Fees Paid to Independent Registered Public Accounting Firm for 2013 and 2014

The following is a summary of the fees billed to us by Grant Thornton LLP for professional services rendered for 2013 and 2014:

	2013	2014
	(In millions)
Audit Fees	1.0	1.6
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	1.0	1.6

Audit Fees. Audit Fees consist of fees billed by Grant Thornton LLP for professional services rendered for the audit of our financial statements, and the review of financial statements included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Audit Fees also include the aggregate fees billed for professional services performed in connection with our filing of certain Registration Statements filed pursuant to the Securities Act of 1933, as amended, as well as other services that are normally provided by them in connection with statutory and regulatory filings or engagements for those years.

Audit-Related Fees. Audit-Related Fees consist of fees billed by Grant Thornton LLP for professional services rendered for assurances related to our consolidated financial statements and are not reported under “Audit Fees” above. These services primarily relate to attestation services performed to report on our compliance with certain contractual provisions of the various purchase and assumption agreements between the Company and the FDIC, compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development and the audit of our 401(k) plan.

Tax Fees. Tax Fees consist of fees billed by Grant Thornton LLP for professional services rendered for tax services, income tax return preparation, tax advice and tax planning.

All Other Fees. All Other Fees consist of fees billed by Grant Thornton LLP relating to products and services provided by Grant Thornton LLP other than those reported above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” For 2013 and 2014, All Other Fees primarily represent fees billed by Grant Thornton LLP for miscellaneous services.

Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee may authorize any member of the Audit Committee to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. However, the Audit Committee must review the decisions made by such authorized member of the Audit

Committee at its next scheduled meeting. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. All of the services performed by Grant Thornton LLP for the Company during 2014 and 2013 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee pre-approval policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 3 — APPROVAL OF THE FCB FINANCIAL HOLDINGS, INC.

EXECUTIVE INCENTIVE PLAN

On March 23, 2015, upon the recommendation of the Compensation Committee, our Board of Directors unanimously approved the adoption of the FCB Financial Holdings, Inc. Executive Incentive Plan (the “EIP”), subject to approval by our stockholders at our annual meeting.

The purposes of the EIP are (a) to advance the interests of the Company and its stockholders by providing a means to further motivate the employees of the Company and its affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the employees of the Company and its affiliates to the achievement of specific performance objectives and goals when so desired; (c) to assist the Company and its affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (d) to permit the grant and settlement of awards that are intended to be deductible to the Company and its subsidiaries pursuant to Section 162(m) of the Internal Revenue Code (the “Code”) when so desired.

The Board of Directors adopted the EIP subject to stockholder approval so that payments under the EIP may constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees,” unless the compensation is “qualified performance-based compensation.” Under Treasury Regulations promulgated pursuant to Code Section 162(m), at least three conditions must be satisfied in order for compensation to qualify as performance-based: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (iii) a committee of the Board of Directors that is comprised solely of two or more “outside directors” must certify the performance goals that have been satisfied before payment. In an effort to structure the compensation paid to covered employees so that such compensation may qualify as “performance-based compensation” under Code Section 162(m), the Board of Directors adopted the EIP subject to stockholder approval at the annual meeting.

Awards under the EIP are intended to be an important element of the total compensation package of certain employees of the Company. If the Company’s stockholders do not approve the adoption of the EIP, the Board of Directors may consider whether it should adopt a different incentive plan, which may or may not be subject to stockholder approval. In addition, the Company reserves the right to pay its employees, including participants in the EIP, amounts under the EIP and other amounts which may or may not be deductible under Code Section 162(m) or other provisions of the Code.

The following summary of the terms of the EIP is not intended to be complete and is qualified in its entirety by reference to the text of the EIP, which is set forth in Exhibit A to this proxy statement.

Administration

The EIP is administered by the Compensation Committee. Awards may be granted under the EIP to such key employees of the Company or an affiliate of the Company, as the Compensation Committee may determine. An “affiliate” is defined in the EIP to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate. No Long-Term Incentive Award or Annual Incentive Award may be made to a covered employee after the first meeting of stockholders of the Company that occurs in 2020. The Compensation Committee, acting in its sole discretion, has full authority, subject to the terms of the EIP, to (i) exercise all of the powers granted to it under the EIP, (ii) construe, interpret and implement the EIP, all grant terms and grant notices, and all Awards and Award certificates or agreements, (iii) prescribe, amend and rescind rules and regulations relating to the EIP, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the EIP, (v) correct any defect, supply any omission and reconcile any inconsistency in the EIP, (vi) amend the EIP, (vii) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the settlement or other term or condition of an Award on the achievement of performance criteria, if so desired, (viii) amend any outstanding Award in any respect including, without limitation, to (1) accelerate the time or times at which an Award is settled or (2) waive or amend any goals, restrictions, conditions or performance criteria (subject to the requirements of Code Section 162(m), if applicable to the Award) applicable to such Award, or impose new goals or restrictions, and (ix) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be paid, canceled, forfeited or suspended or (2) amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Compensation Committee. The enumeration of such powers in the EIP is not intended and should not be construed to limit in any way the authority of the Compensation Committee under the EIP which is intended, to the fullest extent permitted by law, to be plenary. The EIP, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

Awards

The EIP provides for Annual Incentive Awards and Long-Term Incentive Awards, both of which are cash awards that are subject to achievement of specified performance goals.

Annual Incentive Awards. Annual Incentive Awards are in respect of performance goals that relate to one fiscal year. No individual may be granted, in respect of performance in any one fiscal year, Annual Incentive Awards that provide for a maximum settlement exceeding $3,000,000.

Long-Term Incentive Awards. Long-Term Incentive Awards are in respect of performance goals that relate to periods greater than one year but not longer than ten years. No individual may be granted, in any one fiscal year, Long-Term Incentive Awards that provide for a maximum settlement exceeding $7,500,000.

All Awards will be subject to the achievement of specified performance goals and also may be subject to such other terms and conditions as the Compensation Committee determines. If an Award is intended to qualify as “performance-based compensation” under Code Section 162(m), the performance goals will be based on the criteria described below under “Performance Goals” and will be established by the Compensation Committee within the first 90 days of the performance period. However, there is no guarantee that all Awards under the EIP will qualify as “performance-based compensation” or will otherwise be deductible under
Code Section 162(m).

Following the end of the applicable performance period (either the fiscal year for Annual Incentive Awards or the multi-year period for Long-Term Incentive Awards), the Compensation Committee will (i) evaluate the achievement of the performance goals, (ii) certify whether and to what extent the performance goals were achieved and (iii) determine what payment the participant is entitled to. The Compensation Committee has the authority under the EIP to reduce the payment to which an individual otherwise would be entitled, but it cannot increase the payment; the Compensation Committee has determined that the Long-Term Incentive Award granted in 2015 will not be subject to such reduction. No Long-Term Incentive Award or Annual Incentive Award (if contingent on such performance criteria) will be paid until such certification is made by the Compensation Committee.

Performance Goals

The Compensation Committee may establish one or more conditions, which must be satisfied in order for an employee to be entitled to payment under an Award. To the extent that an award under the EIP is intended to qualify for deductibility under Code Section 162(m), the payment of the award must be conditioned on the satisfaction of one or more of the following performance criteria over a period or periods selected by the Compensation Committee: (i) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and specifics in the Award and, if the Committee so determines, net of or including dividends, interest, taxes, depreciation and/or amortization); (ii) gross or net sales revenues; (iii) cash flow(s) (including either operating or net cash flows); (iv) financial return and capital ratios; (v) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (vi) value of assets, level of capital, return or net return on assets, net assets or capital (including invested capital and economic capital), equity or tangible equity; (vii) adjusted pre-tax margin; (viii) margins, profits and expense levels; (ix) dividends; (x) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (xi) reduction of losses, loss ratios or expense ratios; (xii) reduction in fixed costs; (xiv) operating cost management; (xv) cost of capital; (xvi) debt reduction; (xvii) productivity improvements; (xviii) risk-adjusted metrics, including return on risk-adjusted assets; or (xix) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each of such performance criteria may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute, relative and/or incremental basis, (4) be expressed as a percentage of gross or net revenue, pre-tax or post-tax earnings (in each case as adjusted in a manner the Committee deems appropriate), (5) employ comparisons with past performance of the Company (including one or more divisions or business units), (6) employ comparisons with current budget, forecasts or market expectations, and/or (7) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity or shares outstanding.

Non-Transferability of Awards

Unless the Compensation Committee permits (on such terms and conditions as it shall establish) an Award to be transferred to a member of the participant’s immediate family or to a trust or similar vehicle for the benefit of members of the participant’s immediate family, no Award is assignable or transferable by a participant except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

Amendment; Termination

The EIP may be discontinued or amended or revised by the Board of Directors or the Compensation Committee, as permitted by applicable law, except that neither the Board nor the Committee may amend or revise an outstanding Award in any manner materially unfavorable to a participant without the consent of the participant.

Certain U.S. Federal Income Tax Consequences

For federal income tax purposes, a participant will generally recognize taxable income upon the settlement of an Award in cash or in shares of our Common Stock, in an amount equal to the amount of the cash received or the fair market value of the Common Stock received. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant (subject to certain limitations imposed by Code Sections 162(m) and 280G, or otherwise under the Code).

The Company will be entitled to withhold from any amount paid in settlement of an Award amounts required to be withheld by reason of federal, state or local tax laws, rules or regulations.

The foregoing brief summary of the principal U.S. federal income tax consequences of awards under the EIP, based on current U.S. federal income tax laws and regulations and administrative and judicial interpretations, is not intended to be exhaustive, does not constitute legal or tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Awards Granted

Annual Awards Granted

On March 30, 2015, the Compensation Committee approved Annual Awards under the EIP to each of Kent Ellert, Vincent Tese and Les Lieberman, in respect of fiscal year 2015, in amounts equal to 2.5%, 1.25% and 1.25%, respectively, of the Company’s Core Pre-Tax Profits for fiscal year 2015 (defined as the Company’s net income before taxes (as reflected in the Company’s financial statements) as adjusted to remove the impact of annual incentive awards under the EIP and of any unplanned non-recurring events, acquisitions or dispositions of a business, discontinued operations, restructuring charges, and changes in accounting rules or regulations). Such Awards would be settled in cash in 2016 as soon as practicable following certification and determination by the Compensation Committee, but no later than March 15, 2016. If prior to the settlement of such an Award, the participant’s employment is terminated by the Company or an affiliate without Cause or by him for Good Reason (as “Cause” and “Good Reason” are defined in the participant’s employment agreement), or as a result of the participant’s death or disability, then he will be eligible for a prorated settlement of the Award (based on a fraction, the numerator of which is the number of full months he was employed during fiscal year 2015 and the denominator of which is 12). If prior to the settlement of such an Award, the participant’s employment is terminated by the Company or an affiliate for Cause or by him other than for Good Reason, then he will forfeit the Award. If prior to the settlement of such an Award, and within the 12-month period after a Change in Control (as defined in the EIP), the participant’s employment is terminated by the Company or an affiliate without Cause or by him for Good Reason, then he will be entitled to a non-prorated settlement of the Award.

“Change in Control” as defined in the EIP means any of the following:

(i) any “person” (together with any other persons acting as a group) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and amended (the “Act”)), directly or indirectly, of securities of the Company or the Bank representing more than 50% of the total voting power represented by then outstanding voting securities of the Company or the Bank (calculated in accordance with Rule 13d-3 of the Act); provided, that the term “persons” is defined in Sections 13(d) and 14(d) of the Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Company or the Bank; or

(ii) there shall be consummated a merger of the Company or the Bank, the sale or disposition by the Company or the Bank of all or substantially all of its assets, or any other business combination of the Company or the Bank with any other corporation, other than any such merger or business combination which would result in the voting securities of the Company or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or the Bank or such surviving entity outstanding immediately after such merger or business combination; or

(iii) a majority of the directors who constituted the Board of Directors of the Company or the Bank at the beginning of any 12-month period are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election.

Such Annual Awards were granted subject to stockholder approval of the EIP.

Long-Term Award Granted

Also on March 30, 2015 the Compensation Committee approved a Long-Term Award to Mr. Ellert, in respect of the three-year period ending December 31, 2017 (the “Performance Period”), of 68,040 cash phantom units (“CPUs”), each of which is the equivalent in value to a share of the Company’s Common Stock. The amount payable in settlement of such CPUs will equal the sum of (i) the number of CPUs earned multiplied by the Applicable Value (as defined) plus (ii) an amount equal to the cash dividends payable on one share of our Common Stock during the Performance Period multiplied by the number of CPUs earned. The number of CPUs earned is based on a schedule under which 0% is earned if the Applicable Value is less than $20.00, 50% is earned if the Applicable Value is $25.00, 100% is earned if the Applicable Value is $30.00, 125% is earned if the Applicable Value is $35.00, and 150% is earned if the Applicable Value is $40.00 or more, with the percentage of CPUs earned to be determined by proportionate interpolation if the Applicable Value is between any of the Applicable Values set forth in such schedule.

If there are at least 20 Trading Days during December 2017 and a Change in Control (as defined in the EIP) does not occur on or prior to December 31, 2017, the “Applicable Value” will equal the average closing price of a share of our Common Stock for the 20 Trading Days immediately preceding January 1, 2018. A “Trading Day” means a day as to which the closing price of a share of our Common Stock on any national stock exchange is reported for such day in the The Wall Street Journal. If there are less than 20 Trading Days during December 2017 and a Change in Control has not occurred on or prior to December 31, 2017, the Applicable Value will mean the fair market value of a share of our Common Stock on December 31, 2017 as determined by the Committee based on an appraisal of the value of such Common Stock conducted by a nationally recognized appraisal firm. If a Change in Control occurs on or prior to December 31, 2017, the Applicable Value will mean the value of the consideration paid to a holder of a share of our Common Stock pursuant to such Change in Control.

The amount payable in settlement of such CPUs would be payable in cash or, in the discretion of the Compensation Committee, in whole or in part, in shares of our Common Stock having an equivalent value based on the Applicable Value, in 2018 as soon as practicable following certification and determination by the Compensation Committee, but no later than March 15, 2018. If prior to the settlement of the Award, Mr. Ellert’s employment is terminated by the Company or an affiliate without Cause or by Mr. Ellert for Good Reason (as “Cause” and “Good Reason” are defined in Mr. Ellert’s employment agreement), or as a result of Mr. Ellert’s death or disability, then he will receive a prorated settlement of the Award (based on a fraction, the numerator of which is the number of full months he was employed during the Performance Period and the denominator of which is 36). If prior to the settlement of the Award, Mr. Ellert’s employment is terminated by the Company or an affiliate for Cause or by him other than for Good Reason, then he will forfeit the Award. If prior to the settlement of the Award, and within the 12-month period after a Change in Control, Mr. Ellert’s employment is terminated by the Company or an affiliate without Cause or by him for Good Reason, then he will receive a non-prorated settlement of the Award within five business days after termination. If the Compensation Committee determinates that a Change in Control is imminent and at Mr. Ellert’s request, the Compensation Committee will establish a so-called rabbi trust arrangement for his benefit and will cause the Company to contribute, immediately prior to the Change in Control, funds to the rabbi trust equal to the amount payable in settlement of the CPUs.

Such Long-Term Award was granted subject to stockholder approval of the EIP.

New Executive Incentive Plan Benefits

The amount of any participant’s potential future awards will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated. The following table sets forth the awards that were granted to the persons and groups named below as of March 30, 2015, which awards are subject to stockholder approval of the EIP. The benefits or amounts that would be received by or allocated under the EIP to the persons specified are not yet determinable. The amounts payable in settlement of Annual Incentive Awards heretofore granted under the EIP are subject to the Company’s financial results for fiscal year 2015 and to the Committee’s discretion to reduce such amounts. The amount payable in settlement of the Long-Term Incentive Award is subject to the future trading price or other Applicable Value (as defined in the Award) of the Company’s Common Stock. Accordingly, (i) in the case of Annual Incentive Awards, the following table states the approximate benefits or amounts which would have been received or allocated if the EIP, and the awards granted thereunder as of March 30, 2015, had been in effect for the fiscal year ended December 31, 2014 (without any exercise of the Compensation Committee’s discretion to reduce such amounts), and (ii) in the case of the Long-Term Incentive Award, the following table states the benefits or amounts which would have been received or allocated if the EIP, and the award granted thereunder as of March 30, 2015, had been in effect for a three-year period at the end of which the average closing price of our Common Stock for the last 20 trading days of such three-year period (or other Applicable Value for purposes of the Award) was equal to the closing price of our Common Stock on March 30, 2015.

Name and Principal Position	Dollar Value ($) Long-Term Awards	Number of Cash Phantom Units (#)	Dollar Value ($) Annual Awards
Kent S. Ellert, President and Chief Executive Officer	$1,330,162[1]	68,040	$1,277,500[2]
Vincent S. Tese, Executive Chairman			$638,750[2]
Les J. Lieberman, Executive Vice Chairman			$638,750[2]
Executive Group	$1,330,162[1]	68,040	$2,555,000[2]
Non-Executive Director Group	-	-	-
Non-Executive Officer Employee Group	-	-	-

1 If the Applicable Value for purposes of the Long-Term Award were equal to the closing price of our Common Stock on March 30, 2015, which was $27.19 per share, the participant would have earned 71.9% of the 68,040 CPUs subject to the Long-Term Award, or 48,921 CPUs; based on an Applicable Value equal to such closing price, the amount payable in settlement of such 48,921 CPUs would be $1,330,162 (payable in cash, or, in the discretion of the Compensation Committee, in whole or in part, in shares of our Common Stock having an equivalent value based on such Applicable Value). The actual amount payable in settlement of such Long-Term Award will be based on the average closing price of a share of our Common Stock for the 20 Trading Days immediately preceding January 1, 2018 (or other Applicable Value determined as described under “Awards Granted – Long-Term Award,” above). For example, if the Applicable Value were $30.00 per share, the participant would earn 100% of the 68,040 CPUs subject to the Long-Term Award, and based on an Applicable Value of $30.00 per share (and if no cash dividends had been paid), the amount payable in settlement of such 68,040 CPUs would be $2,041,200. If the Applicable Value were $40.00 per share (or more), the participant would earn 150% of the 68,040 CPUs subject to the Long-Term Award, or 102,060 CPUs, and based on an Applicable Value of $40.00 per share (and if no cash dividends had been paid), the amount payable in settlement of such 102,060 CPUs would be $4,082,400. Such examples are included for illustrative purposes only and are not intended to be indicative of any future trading price or fair market value for our Common Stock. The actual amount payable in settlement of the Long-Term Award may be more or less than the amount indicated in the foregoing table or described in the foregoing examples.

2 Based on the Company’s financial results for the fiscal year ended December 31, 2014, assuming Core Pre-Tax Profits (as defined in the Annual Awards) for fiscal year 2014 in an amount of $51.1 million, consistent with the Company’s income before income tax provision expense as reported in the Company’s Consolidated Financial Statements for the year ended December 31, 2014 after certain applicable adjustments. The actual maximum amount payable in settlement of such Annual Awards will be based on the Company’s Core Pre-Tax Profits (as defined in the Annual Awards) for the fiscal year ended December 31, 2015 (and subject to the Compensation Committee’s discretion to reduce such amount). For example, if the Company’s Core Pre-Tax Profits for fiscal year 2015 were $25 million, the amounts payable in settlement of the Annual Awards would be $625,000, $312,500 and $312,500 for each of Messrs. Ellert, Tese and Lieberman, respectively; if the Company’s Core Pre-Tax Profits for fiscal year 2015 were $75 million, the amounts payable in settlement of the Annual Awards would be $1,875,000, $937,500 and $937,500 for each of Messrs. Ellert, Tese and Lieberman, respectively; and if the Company’s Core Pre-Tax Profits for fiscal year 2015 were $100 million, the amounts payable in settlement of the Annual Awards would be $2,500,000, $1,250,000 and $1,250,000 for each of Messrs. Ellert, Tese and Lieberman, respectively (in each case subject to the Compensation Committee’s discretion to reduce such amounts). Such examples are included for illustrative purposes only and are not intended to be indicative of any future performance or financial results of the Company. The actual amounts payable in settlement of the Annual Awards may be more or less than the amounts indicated in the foregoing table or described in the foregoing examples.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE COMPANY’S EXECUTIVE INCENTIVE PLAN.

OTHER MATTERS

Our Board knows of no other matters that may be properly presented for consideration by the stockholders at the annual meeting. If any other matters do properly come before the meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

REQUIREMENTS AND DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF

DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

In order to submit stockholder proposals for the 2016 annual meeting of stockholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s principal office in Weston, Florida, no later than December 11, 2015 (provided, however, if the date of the 2016 annual stockholders’ meeting has been changed by more than 30 days from the date of this year’s annual meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2016 annual meeting).

The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Corporate Secretary, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

Our Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Company’s proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2016 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting outside of Rule 14a-8 under the Exchange Act must be delivered to or mailed and received by the Corporate Secretary at the Company’s principal office in Weston, Florida (see address above) no earlier than January 28, 2016 and no later than February 27, 2016 (provided, however, that if the 2016 annual meeting of stockholders is to be held on a date that is not within 30 days before or later than 70 days after the one-year anniversary of this year’s annual meeting date, the stockholder’s notice in order to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the public disclosure of the date of the 2016 annual meeting of stockholders). All director nominations and stockholder proposals must comply with the requirements of the Company’s Amended and Restated By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.

Other than the two proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Exhibit A

FCB Financial Holdings, Inc.

Executive Incentive Plan

1. Purposes. The purposes of the FCB Financial Holdings, Inc. Executive Incentive Plan are (a) to advance the interests of the Company and its stockholders by providing a means to further motivate the employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the employees of the Company and its Affiliates to the achievement of specific performance objectives and goals when so desired; (c) to assist the Company and its Affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (d) to permit the grant and settlement of awards that are deductible to the Company and its subsidiaries pursuant to Code Section 162(m) when so desired.

2. Definitions. When used in the Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean any Entity controlling, controlled by, or under common control with the Company or any other Affiliate.

(b) “Annual Incentive Award” shall mean an annual incentive award to be earned in respect of a Participant’s performance over one Plan Year, granted pursuant to Section 5.

(c) “Award” shall mean an Annual Incentive Award or Long-Term Incentive Award granted under the Plan.

(d) “Bank” shall mean Florida Community Bank, National Association.

(e) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(f) “Cause” shall mean, unless otherwise defined in the applicable Award certificate or agreement, (i) to the extent that there is an employment, severance or other agreement governing the relationship between the Participant and the Company or an Affiliate, which agreement contains a definition of “Cause,” Cause shall consist of those acts or omissions that would constitute “Cause” under such agreement; and (ii) to the extent that there is no such agreement as provided for in clause (i) above, any one or more of the following: (1) the Participant’s willful and intentional failure or refusal, continuing after written notice that identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from the Participant’s incapacity due to physical or mental illness or other reasons beyond the Participant’s control); (2) any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude; (3) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company or an Affiliate; (4) any intentional wrongdoing by the Participant whether by omission or commission, which materially adversely affects the business or affairs of the Company or an Affiliate; or (5) conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude.

(g) “Change in Control” shall mean any of the following:

(i) any “person” (together with any other persons acting as a group) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and amended (the “Act”)), directly or indirectly, of securities of the Company or the Bank representing more than 50% of the total voting power represented by then outstanding voting securities of the Company or the Bank (calculated in accordance with Rule 13d-3 of the Act); provided, that the term “persons” is defined in Sections 13(d) and 14(d) of the Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Company or the Bank; or

(ii) there shall be consummated a merger of the Company or the Bank, the sale or disposition by the Company or the Bank of all or substantially all of its assets, or any other business combination of the Company or the Bank with any other corporation, other than any such merger or business combination which would result in the voting securities of the Company or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or the Bank or such surviving entity outstanding immediately after such merger or business combination; or

(iii) a majority of the directors who constituted the Board of Directors of the Company or the Bank at the beginning of any 12-month period are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(j) “Company” shall mean FCB Financial Holdings, Inc., a Delaware corporation.

(k) “Covered Employee” shall mean any employee of the Company or its subsidiaries who, in the discretion of the Committee, is likely to be a “covered employee” under Code Section 162(m) for the year in which an Award is payable and any employee of the Company or a subsidiary designated by the Committee as such, in its discretion, for purposes of an Award.

(l) “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(m) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(n) “Good Reason” shall mean, unless otherwise defined in the applicable Award certificate or agreement, (i) to the extent that there is an employment, severance or other agreement governing the relationship between the Participant and the Company or an Affiliate, which agreement contains a definition of “Good Reason,” Good Reason shall consist of those acts or omissions that would constitute “Good Reason” under such agreement; and (ii) to the extent that there is no such agreement as provided for in clause (i) above, any one or more of the following: (1) a material diminution of the Participant’s duties and responsibilities; (2) a failure to pay compensation when due; or (3) the relocation of the Participant’s principal work location more than 50 miles from the prior principal work location; provided, however, that a termination by the Participant for Good Reason shall be effective only if, within 30 days following delivery of a written notice by the Participant to the Company or the applicable Affiliate that the Participant is terminating his or her employment for Good Reason and that reasonably identified the reason(s) for such termination, such notice to be given not later than 90 days after the occurrence of the event(s) claimed to constitute Good Reason, the Company or the Affiliate has failed to cure the circumstances giving rise to such Good Reason.

(o) “Long-Term Incentive Award” shall mean a long-term incentive award to be earned over a period extending beyond one Plan Year, granted pursuant to Section 6.

(p) “Participant” shall mean an employee of the Company or an Affiliate who is granted an Award by the Committee under the Plan.

(q) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting and/or settlement of an Award under the Plan as specified by the Committee. To the extent that an Award is intended to satisfy the requirements for deductibility under Code Section 162(m), the Performance Criteria with respect to such Award shall be related to measures of one or more of the following criteria: (i) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and specifies in the Award and, if the Committee so determines, net of or including dividends, interest, taxes, depreciation and/or amortization); (ii) gross or net sales revenues; (iii) cash flow(s) (including either operating or net cash flows); (iv) financial return and capital ratios; (v) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (vi) value of assets, level of capital, return or net return on assets, net assets, capital (including invested capital and economic capital), equity or tangible equity; (vii) adjusted pre-tax margin; (viii) margins, profits and expense levels; (ix) dividends; (x) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (xi) reduction of losses, loss ratios or expense ratios; (xii) reduction in fixed costs; (xiv) operating cost management; (xv) cost of capital; (xvi) debt reduction; (xvii) productivity improvements; (xviii) risk adjusted metrics, including return on risk-adjusted assets; or (xix) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each of such performance criteria may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute, relative and/or incremental basis, (4) be expressed as a percentage of gross or net revenue, pre-tax or post-tax earnings (in each case as adjusted in a manner the Committee deems appropriate), (5) employ comparisons with past performance of the Company (including one or more divisions or business units), (6) employ comparisons with current budget, forecasts or market expectations, and/or (7) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity or shares outstanding.

To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and (C) all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective performance criteria are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the sole discretion of the Committee and established at the time the applicable performance criteria are established.

(r) “Plan” shall mean the FCB Financial Holdings, Inc. Executive Incentive Plan, as it may be amended from time to time.

(s) “Plan Year” shall mean the Company’s fiscal year.

3. Administration.

(a) The Plan shall be administered by the Committee, which shall consist of at least the minimum number of members of the Board of Directors required by Code Section 162(m). Such members shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “outside directors” to the extent required by Code Section 162(m); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Code Section 162(m).

(b) The Committee, acting in its sole discretion, shall have full authority, subject to the terms of the Plan (including Section 10), to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan, all grant terms and grant notices, and all Awards and Award certificates or agreements, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend the Plan, (vii) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the settlement or other term or condition of an Award on the achievement of Performance Criteria, if so desired, (viii) amend any outstanding Award in any respect including, without limitation, to (1) accelerate the time or times at which an Award is settled or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Code Section 162(m), if applicable to the Award) applicable to such Award, or impose new goals or restrictions, and (ix) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be paid, canceled, forfeited or suspended or (2) amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person an “Affected Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made under or with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken or any determination made under or with respect to the Plan or any Award and against and from any and all amounts paid by such Affected Person, with the Company’s approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, confirming that such matter is subject to indemnification hereunder, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by separate contract, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Participants. All key employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5. Annual Incentive Awards.

(a) Terms and Conditions. The amount, form, terms and conditions of each Annual Incentive Award shall be determined by the Committee in its sole discretion and shall be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions upon which such Award shall be settled or forfeited. The Committee may, in its sole discretion, establish one or more conditions to the entitlement to an Annual Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria. In the case of an Annual Incentive Award intended to satisfy the requirements of Code Section 162(m) with respect to any Covered Employee, the Committee shall set forth the terms and conditions of such Annual Incentive Award not later than 90 days after the commencement of the Plan Year.

(b) Dollar Limitation. In no event shall any Participant be granted, in respect of performance in any one Plan Year, an Annual Incentive Award that provides a maximum settlement exceeding $3,000,000.

(c) Committee Certification. If the Company establishes conditions to the entitlement to an Annual Incentive Award relating to the achievement of Performance Criteria pursuant to Section 5(a), the Committee shall determine and certify (in a writing consistent with the requirements of Code Section 162(m) with respect to any Covered Employee) whether and to what extent the Performance Criteria have been met with respect to any affected Participant and the amount of the applicable Annual Incentive Award, if any. At the time of certification, in determining the amount of an Annual Incentive Award, the Committee may, in its sole discretion, reduce (but not increase) the amount of the Award. No such Annual Incentive Award will be settled until such certification is made by the Committee.

(d) Settlement of Annual Incentive Awards. Except as otherwise provided herein or in the applicable Award certificate or agreement, Annual Incentive Awards shall be settled in cash as soon as practicable following the certification by the Committee described in Section 5(c), but no later than March 15th of the year following the Plan Year to which the Annual Incentive Awards relate.

(e) Termination of Employment.

(i) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of an Annual Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate without Cause, by the Participant for Good Reason or as a result of the Participant’s death or disability, then the Participant shall be eligible for a prorated payment (based on a fraction, the numerator of which is the number of full months the Participant was employed during the Plan Year of termination and the denominator of which is 12) of the Annual Incentive Award to the extent that the applicable Performance Criteria for the Plan Year have been satisfied. The settlement of such Annual Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

(ii) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of an Annual Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then the Participant shall immediately forfeit the Annual Incentive Award.

(iii) Notwithstanding the foregoing, except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of an Annual Award and within the 12-month period after a Change in Control, a Participant’s employment is terminated by the Company or an Affiliate without Cause or by the Participant for Good Reason, then the Participant shall be eligible for a non-prorated payment of the full Annual Incentive Award to the extent that the applicable Performance Criteria have been satisfied. The settlement of such Annual Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

6. Long-Term Incentive Awards.

(a) Terms and Conditions. The amount, form, terms and conditions of each Long-Term Incentive Award shall be determined by the Committee in its sole discretion and shall be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions or circumstances upon which such Award shall be settled, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the entitlement to a Long-Term Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria. In the case of a Long-Term Incentive Award intended to satisfy the requirements of Code Section 162(m) with respect to a Covered Employee, the Committee shall set forth the terms and conditions of such Long-Term Incentive Award not later than 90 days after the commencement of the applicable performance period.

(b) Duration of Awards. The duration of any Long-Term Incentive Award granted under the Plan shall be for a period fixed by the Committee but shall in no event be more than [ten years].

(c) Dollar Limitation. In no event shall any Participant be granted, in any one Plan Year, a Long-Term Incentive Award that provides for a maximum settlement exceeding $7,500,000.

(d) Committee Certification. If the Company establishes conditions to the entitlement of a Long-Term Incentive Award relating to the achievement of Performance Criteria pursuant to Section 6(a), the Committee shall determine and certify (in a writing consistent with the requirements of Code Section 162(m) with respect to any Covered Employee) whether and to what extent the Performance Criteria have been met with respect to any affected Participant and the amount of the applicable Long-Term Incentive Award, if any. At the time of certification, in determining the amount of a Long-Term Incentive Award, the Committee may, in its sole discretion, reduce (but not increase) the amount of the Award. No such Long-Term Incentive Award will be settled until such certification is made by the Committee.

(e) Settlement of Long-Term Incentive Awards. Except as otherwise provided herein or in the applicable Award certificate or agreement, Long-Term Incentive Awards shall be settled in cash, or, if shares of the Company’s common stock are available under a stockholder-approved equity plan, in the sole discretions of the Committee, in whole or in part, in shares of such stock having an equivalent fair market value on the date the shares are issued. The settlement shall occur as soon as practicable following the certification by the Committee described in Section 6(d) but no later than March 15th of the year following the Plan Year in which the end of the applicable performance period for the Long-Term Incentive Awards occurs, or if earlier, the year following the year in which all or a portion of the applicable Performance Criteria are met requiring settlement to the extent so required.

(f) Termination of Employment.

(i) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of a Long-Term Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate without Cause, by the Participant for Good Reason or as a result of the Participant’s death or disability, then the Participant shall be eligible for a prorated payment (based on a fraction, the numerator of which is the number of full months the Participant was employed during the performance period and the denominator of which is the number of months in the performance period) of the Long-Term Incentive Award to the extent that the applicable Performance Criteria for the performance period have been satisfied. The settlement of such Long-Term Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

(ii) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of a Long-Term Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then the Participant shall immediately forfeit the Long-Term Incentive Award.

(iii) Notwithstanding the foregoing, except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of a Long-Term Award and within the 12-month period after a Change in Control, a Participant’s employment is terminated by the Company or an Affiliate without Cause or by the Participant for Good Reason, then the Participant shall be eligible for a non-prorated payment of the Long-Term Incentive Award to the extent that the applicable Performance Criteria have been satisfied. The settlement of such Long-Term Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

7. No Right to Continued Employment. Nothing in the Plan or in any Award certificate or agreement shall confer upon a Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

8. Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations in respect of the settlement of an Award to the Participant, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any settlement made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such

Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

9. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family, no Award shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

10. Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not amend or revise, in any manner materially unfavorable to a Participant, any outstanding Award, without the consent of the Participant of that Award.

11. Right of Offset. The Company shall have the right to offset against its obligation to deliver amounts under any Award that do not constitute “non-qualified deferred compensation” pursuant to Code Section 409A any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

12. Effective Date. The Plan shall become effective as of March 23, 2015, the date on which it was adopted by the Board, provided that the Plan is approved by stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of such adoption, and such approval of stockholders shall be a condition to the right of each Participant to receive any Awards or settlement hereunder. All Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant, but no Award may be settled prior to such stockholder approval, and if shareholders fail to approve the Plan as specified hereunder, all such Awards shall be cancelled.

13. Severability. If any of the provisions of the Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

14. Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

15. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award certificates or agreements, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

16. Code Section 409A. It is the Company’s intent that Awards under the Plan be exempt from, or comply with, the requirements of Code Section 409A, and that the Plan be administered and interpreted accordingly. If and to the extent that any Award made under the Plan is determined by the Committee to constitute “non-qualified deferred compensation” subject to Code Section 409A and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such settlement or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Code Section 409A and under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Code Section 409A and as determined by the Committee), such settlement or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

17. Code Section 162(m). To the extent an Award is intended to satisfy the requirements for deductibility of Code Section 162(m), the provisions of the Plan shall be administered and interpreted in accordance with the applicable requirements of Code Section 162(m). The failure of any aspect of the Plan to satisfy Code Section 162(m) shall not void any action taken by the Committee under the Plan.

18. Unfunded Status of Participant Rights. A Participant’s rights with respect to an Award represent an unfunded deferred compensation obligation of the Company for purposes of the Employee Retirement Income Security Act of 1974, as amended, and federal income tax purposes and, with respect thereto, the Participant shall have no rights greater than those of an unsecured general creditor of the Company.

19. Clawback. Notwithstanding any other provision in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement or any clawback policy adopted by the Company, will be subject to deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement or such clawback policy,

20. Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to principles of conflict of laws.

21. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

22. Final Issuance Date. No Awards shall be made under the Plan after the first meeting of the stockholders of the Company that occurs in 2020.

Admission Ticket
Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 pm, Eastern Daylight Savings Time, on May 26, 2015.

Vote by Internet

• Go to www.envisionreports.com/FCB

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Kent S. Ellert	☐	☐	02 - Howard R. Curd	☐	☐	03 - Gerald Luterman	☐	☐
04 - Paul Anthony Novelly	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to ratify independent registered public accounting firm for 2015.	☐	☐	☐	3.	Proposal to approve FCB Financial Holdings, Inc. Executive Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

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0226KA

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of

FCB Financial Holdings, Inc. Shareholders

Wednesday, May 27, 2015, 9:30 am Local Time

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas, New York, New York 10036

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — FCB Financial Holdings, Inc.

Notice of 2015 Annual Meeting of Shareholders

1177 Avenue of the Americas, New York, New York 10036

Proxy Solicited by Board of Directors for Annual Meeting — May 27, 2015

Kent S. Ellert and Stuart I. Oran, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of FCB Financial Holdings, Inc. to be held on May 27, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

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Vote by Internet
• Go to www.envisionreports.com/FCB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

FCB Financial Holdings Inc. Annual Meeting to be Held on May 27, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/FCB to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

¢	+

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The Annual Meeting of Stockholders of FCB Financial Holdings, Inc. will be held on May 27, 2015 at the offices of Kramer, Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036, beginning at 9:30 a.m. Eastern Daylight Savings Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Kent S. Ellert, Howard R. Curd, Gerald Luterman and Paul Anthony Novelly to serve as Class I Directors.
2.	Ratify selection of Grant Thornton LLP as independent registered public accounting firm for the year ending December 31, 2015.
3.	Approval of the FCB Financial Holdings, Inc. Executive Incentive Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→

Internet – Go to www.envisionreports.com/FCB. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→

Email – Send email to investorvote@computershare.com with “Proxy Materials FCB Financial Holdings, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.
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